UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

|X| Preliminary Proxy Statement
[ ] Confidential,  for Use of the  Commission  Only  (as  permitted  by Rule
        14a-6(e) (2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-12

                          PRE-PAID LEGAL SERVICES, INC.
                (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:______.


     (2)  Aggregate number of securities to which transaction applies:_________.


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):___________.


     (4)  Proposed maximum aggregate value of transaction:______________.


     (5)  Total fee paid:_______________.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: __________________.

     (2)  Form, Schedule or Registration Statement No.: _________________.

     (3)  Filing Party: __________________________.

     (4)  Date Filed: ___________________________.

                                                      PRELIMINARY PROXY MATERIAL

                          PRE-PAID LEGAL SERVICES, INC.
                                One Pre-Paid Way
                               Ada, Oklahoma 74820

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE HOLDERS OF SHARES OF COMMON STOCK:

     Our Annual Meeting of Shareholders will be held in the Liberty Auditorium at our corporate offices located at One Pre-Paid Way in Ada, Oklahoma, on Monday, May 23, 2005, at 1:00 p.m., local time, for the following purposes:

          (1)  To elect two members to our Board of Directors;

          (2) To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm;

          (3) To approve the amendment of our Restated Certificate of Incorporation to effect a reverse stock split immediately followed by a forward stock split of all of our shares of Common Stock. Shares that are held of record by any shareholder who owns of record less than 100 shares of Common Stock would be converted into the right to receive cash payment for such shares calculated by averaging the closing price per share on the New York Stock Exchange for the ten days prior to the reverse/forward split;

          (4) To approve voting rights for control shares owned, or to be acquired, directly or indirectly, by Thomas W. Smith and certain of his associates;

          (5) To approve the amendment of the Certificate of Incorporation to eliminate certain anti-takeover provisions by repealing the current Article EIGHTH which requires the affirmative vote of 80% of the voting power of the outstanding voting stock for, among other things, a merger or consolidation with us, the sale of assets to, or the issuance or delivery of our shares to any person or entity who, together with our affiliates, owns or controls 5% or more of the voting power of our outstanding voting stock; and

          (6) To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.


     The Annual Meeting may be recessed from time to time and, at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to shareholders unless required by the bylaws.

     Shareholders of record of Common Stock at the close of business on April 1, 2005 are entitled to notice of, and to vote on all matters at, the Annual Meeting. A list of all shareholders will be available for inspection at the Annual Meeting and, during normal business hours the ten days prior thereto, at our offices, One Pre-Paid Way, Ada, Oklahoma.

                             BY ORDER OF THE BOARD OF DIRECTORS

                             Kathy Pinson, Secretary

Ada, Oklahoma
April 11, 2005

Please vote by telephone or by using the Internet as instructed on the enclosed Proxy Card or complete, sign and date the enclosed Proxy Card and return it promptly in the envelope enclosed for that purpose. You may nevertheless vote in person if you do attend the meeting.

                          PRE-PAID LEGAL SERVICES, INC.

                                 PROXY STATEMENT

                       2005 Annual Meeting of Shareholders


                                TABLE OF CONTENTS

Description
-----------
General Information

Proposal One - Election of Directors

Proposal Two - Ratification of Selection of Independent Registered Public
  Accounting Firm

Proposal Three - Amendments of Our Restated Certificate of Incorporation to Effect a Reverse/Forward Stock Split

Proposal Four - Approval of Voting Rights for Control Shares Owned, or to be
  Acquired, Directly or Indirectly, by Thomas W. Smith and Certain of his Associates

Proposal Five - Amendment of Our Restated Certificate of Incorporation to Repeal
  Article Eighth

Audit Committee Report

Executive Compensation and Other Information

Security Ownership of Certain Beneficial Owners and Management

Certain Relationships and Related Transactions

Compliance with Section 16 Reporting Requirements

Voting

Independent Registered Public Accounting Firm

Annual Report to Shareholders

Availability of Annual Report on Form 10-K

Proposals of Shareholders and Nominations

Other Matters

Annex One - Proposed Forms of Certificates of Amendment of Restated
  Certificate of Incorporation to Effect the Reverse/Forward Split

Annex Two - Thomas W. Smith Acquiring Person Statement Pursuant to
  Section 1150 of the Oklahoma General Corporation Act

                                 PROXY STATEMENT
                          PRE-PAID LEGAL SERVICES, INC.
                                One Pre-Paid Way
                               Ada, Oklahoma 74820

                       2005 ANNUAL MEETING OF SHAREHOLDERS

                               GENERAL INFORMATION

     The following information is furnished in connection with our 2005 Annual Meeting of Shareholders ("Annual Meeting") to be held in the Liberty Auditorium at our corporate offices located at One Pre-Paid Way in Ada, Oklahoma, on Monday, May 23, 2005, at 1:00 p.m., local time. This Proxy Statement and accompanying materials will be mailed on or about April 11, 2005 to holders of record of Common Stock as of the record date.

     The record date for determining shareholders entitled to notice of the Annual Meeting and to vote has been established as the close of business on April 1, 2005. On that date, we had 15,xxx,xxx shares of Common Stock, par value $.01 per share, outstanding and eligible to vote, exclusive of treasury stock. Holders of record of our Common Stock on the record date will be entitled to one vote for each share held on all matters properly brought before the Annual Meeting.

     Our Board of Directors is soliciting the enclosed proxy. We will bear all costs of soliciting proxies for the Annual Meeting. In addition to use of the mails, proxies may be solicited by telephone, telecopy or personal interview by directors, officers or other regular employees of ours. No additional compensation will be paid to directors, officers or other regular employees for such services. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. We will, upon request, reimburse such persons for their reasonable expenses in forwarding proxy materials to beneficial owners.

     Any shareholder returning the accompanying proxy or voting by telephone or the Internet may revoke such proxy at any time prior to its exercise by (a) giving us written notice of such revocation, (b) voting in person at the Annual Meeting, (c) voting by telephone or using the Internet as instructed below (your latest telephone or Internet proxy is counted) or (d) executing and delivering to us a later dated proxy. Written revocations and later dated proxies should be sent to PRE-PAID LEGAL SERVICES, INC., One Pre-Paid Way, Ada, Oklahoma 74820,
Attention: Kathy Pinson, Secretary.



                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

     Our Board of Directors currently consists of six members and is divided into three classes equal in size, with the term of office of one class expiring each year. The Board of Directors has nominated and proposes that Harland C. Stonecipher and Martin H. Belsky, whose terms as directors expire as of the Annual Meeting of Shareholders for 2005, be re-elected for three-year terms as directors.

     The election of a director requires the affirmative vote of a plurality of the shares of Common Stock voting in person or by proxy at the Annual Meeting. All proxies received by our Board of Directors will be voted, in the absence of instructions to the contrary, FOR the re-election of Harland C. Stonecipher and Martin H. Belsky to the Board of Directors.

     Should the nominees for election to the Board of Directors be unable to serve for any reason, the Board of Directors may, unless the Board by resolution provides for a lesser number of directors, designate substitute nominees in which event all proxies received without instructions will be voted for the election of such substitute nominees. However, to the best knowledge of our Board of Directors, the named nominees will serve if elected.





         The following is certain information about each of our directors:
                                                                                     Existing
                Name                          Age            Director Since        Term Expires
----------------------                      ------           --------------        ------------
Harland C. Stonecipher                        66                  1976                 2005
Martin H. Belsky                              60                  1998                 2005
John W. Hail                                  74                  1998                 2006
Thomas W. Smith                               76                  2004                 2006
Peter K. Grunebaum                            70                  1980                 2007
Orland G. Aldridge                            66                  2004                 2007

Harland C. Stonecipher
     Mr. Stonecipher has been the Chairman of our Board of Directors since its organization in 1976 and served as Chief Executive Officer until March 1996 and since February 1997. Mr. Stonecipher also served as our President at various times through January 1995 and since December 2002. Mr. Stonecipher also serves as an executive officer of several of our subsidiaries and as a director of AMS Health Sciences, Inc.

Martin H. Belsky
     Mr. Belsky, currently Professor of Law at the University of Tulsa College of Law, teaches courses in constitutional law, ethics, international law, and oceans policy. Previously, Mr. Belsky was Dean and Professor of Law at Albany Law School from 1986 to 1995 and Dean of the University of Tulsa College of Law from 1995 to 2004.

John W. Hail
     John  W.  Hail  is the  founder  of AMS  Health  Sciences,  Inc.  (formerly
Advantage Marketing Systems, Inc.) ("AMS") and has served as Chief Executive Officer and Chairman of the Board of Directors of AMS since its inception in June 1988. AMS sells more than 60 natural nutritional supplements, weight management products, and natural skincare products. From July 1986 through May 1988, Mr. Hail served as our Executive Vice President, Director and Agency Director and also served as Chairman of the Board of Directors of TVC Marketing, Inc., which was our exclusive marketing agent from April 1984 through September 1985. Mr. Hail also serves as a director of Duraswitch Industries, Inc. (NASDAQ:
DSWT).

Thomas W. Smith
     Mr. Smith is the largest outside shareholder of the Company and is the managing partner of Prescott Investors, Inc, a private investment firm he founded in 1973. He currently serves as a director of SEI Investments Company (NASDAQ-NMS: SEIC).

Peter K. Grunebaum
     Mr. Grunebaum, currently an independent investment banker and corporate consultant, was the Managing Director of Fortrend International, an investment firm headquartered in New York, New York, a position he held from 1989 until the end of 2003. Mr. Grunebaum also serves as a director of StoneMor GP, LLC the general partner of StoneMor Partners LP (NASDAQ: STON).

Orland G. Aldridge
     Mr. Aldridge retired as a professor from Northeastern Oklahoma A & M College in Miami, Oklahoma in 2002 where he had been an instructor since 1999 and has been and remains an independent insurance agent. He has served as a director of our wholly-owned subsidiary, Pre-Paid Legal Casualty, Inc. since 1991.

Board Meetings and Committees

     The Board of Directors held eight meetings during 2004 and acted by unanimous consent thirteen times. During such year all directors listed above attended at least 75% of the meetings of the full Board and the committees on which they served.

     The Board of Directors has established an Audit Committee currently consisting of Messrs. Aldridge, Belsky and Grunebaum. During 2004, Steve Hague served on the Audit Committee until his resignation on September 30, 2004. Mr. Aldridge replaced Mr. Hague on November 5, 2004. The Audit Committee makes recommendations to the Board of Directors concerning the selection of and oversees our relationship with our independent registered public accounting firm and reviews with the independent registered public accounting firm the scope and results of the annual audit. The Audit Committee also reviews financial statements and reports including proxy statements, Forms 10-K and Forms 10-Q, reviews all significant financial reporting issues and practices and monitors internal control policies. The Audit Committee also establishes procedures for receipt, retention and treatment of complaints received by us regarding accounting, internal accounting control or auditing matters, recommends and reviews our code of ethics and oversees our internal audit function. The Board of Directors has determined that each of the members of the Audit Committee meets the independence standards of the New York Stock Exchange of corporate governance rules and applicable SEC rules. The Audit Committee held five meetings during 2004. The Board of Directors has determined that none of the members of the Audit Committee qualify as a "financial expert" as defined by the rules of the SEC, because none of the members meet the requisite qualifications for such designation.

     Additionally, the Board of Directors has established a nominating committee and a compensation committee. The nominating committee currently consists of Messrs. Belsky and Smith and is responsible for assisting the full Board of Directors in selecting individuals for service on the Board of Directors and evaluating their performance. The compensation committee currently consists of Messrs. Belsky and Smith and is responsible for establishing the compensation of our chief executive officer and assisting in evaluation our compensation policies to assure our executive officers are compensated effectively in a manner consistent with our overall objectives. The compensation committee is also responsible for communicating our compensation policies and the reasoning behind such policies to shareholders. Mr. Steve Hague served on the nominating and compensation committees until his resignation from the Board on September 30, 2004 and was replaced on these committees by Mr. Smith on October 4, 2004. The Board of Directors has determined that the members of both of these committees meet the independence requirements of the corporate governance rules of the NYSE. Members of these committees are elected by the Board of Directors annually for one-year terms, or until their successors shall be duly elected and qualified. During 2004, the nominating committee met three times and the compensation committee met twice and acted by unanimous consent once.

Corporate Governance Guidelines and Communications with the Board

     We adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics in accordance with the rules of the NYSE in January 2004. The Code of Business Conduct and Ethics is applicable to all employees and directors, including our principal executive, financial and accounting officers. In addition, each of the committees of the board has a charter which has been approved by the Board. Copies of the Corporate Governance Guidelines, Code of Business Conduct and Ethics and committee charters are available at our website, www.prepaidlegal.com. In addition, copies of these documents are available to any shareholder who requests them from our Secretary. We intend to disclose amendments to, or waivers from, our Code of Business Conduct and Ethics by posting to our website.

     Our Corporate Governance Guidelines requires that the non-management directors meet in executive session immediately following each meeting of the Board. The Guidelines provide that the Chairman of the Nominating Committee, currently Mr. Belsky, will preside over these meetings.

     The Board has adopted the independence criteria of the NYSE corporate governance rules to determine the independence of its directors. The Board determined that Messrs. Aldridge, Belsky, Grunebaum and Smith, who constitute a majority of the Board, are independent under these criteria.

     Our Corporate Governance Guidelines provide that any person, including any shareholder, desiring to communicate with, or make any concerns known to us, directors generally, non-management directors or an individual director only, may do so by submitting them in writing to our Quality Assurance Supervisor, One Pre-Paid Way, Ada, Oklahoma 74820, with information to identify the person submitting the communication or concern, including the name, address, telephone number and an e-mail address (if applicable), together with information indicating the relationship of such person to us. Our Quality Assurance Supervisor is responsible for maintaining a record of any such communications or concerns and submitting them to the appropriate addressee(s) for potential action or response. We will establish the authenticity of any communication or concern before forwarding. Under the Corporate Governance Guidelines, we are not obligated to investigate or forward any anonymous submissions from persons who are not our employees.

     We do not have a specific policy regarding board member's attendance at annual meetings of shareholders, although, as a general rule, all directors usually attend such meeting. At the 2004 annual meeting of shareholders, all directors attended the meeting except John Hail.



Compensation of Directors

     Directors who are also our employees receive no additional compensation for their services as directors. During 2004, non-employee directors of the Company received $500 per board and committee meeting attended. Under the Company's Stock Option Plan, each non-employee director also received on March 1, 2004 options to purchase 10,000 shares of Common Stock. These options were immediately exercisable as of the date of grant as to one-fourth of the shares covered by the options and vested in additional one-fourth increments on the following June 1st, September 1st and December 1st of 2004, subject to continued service by the non-employee director during such periods. Options granted to non-employee directors under the Stock Option Plan have an exercise price equal to the closing price of the Common Stock on the date of grant as reported by the New York Stock Exchange and expire five years from the date of grant. Additionally, Martin H. Belsky received an additional director fee of approximately $6,000 during 2004 for his additional services as secretary of the Audit Committee and for other board services. Orland Aldridge, who joined the Board effective November 5, 2004, was paid $4,333 during 2005 for his services rendered to the Board during 2004 rather than receiving any stock options.

     Effective January 1, 2005, we changed our director compensation arrangements so that our non-employee directors receive $6,500 per quarter and $500 per board and committee meeting attended. The chairs of the compensation and nominating committees receive an additional $500 per meeting and the chair of the audit committee receives an additional $1,000 per meeting. There will be no further stock option grants to our directors.

     The Board of Directors recommends that the shareholders vote "FOR" the re-election of Harland C. Stonecipher and Martin H. Belsky to the Board of Directors.



                                  PROPOSAL TWO

   RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee has directed us to submit the selection of our independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. Neither our bylaws nor other governing documents or law require shareholder ratification of the selection of Grant Thornton LLP ("Grant Thornton") as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Grant Thornton to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may in its discretion direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and that of our shareholders.

     The Board of Directors recommends that the shareholders vote "FOR" the ratification of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2005.



                                 PROPOSAL THREE

       AMENDMENTS OF OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A
                           REVERSE/FORWARD STOCK SPLIT

Summary

     The Board has authorized, and recommends for your approval a 1-for-100 reverse stock split of our Common Stock (the "Reverse Split") followed immediately by a 100-for-1 forward stock split of our Common Stock (the "Forward Split"). We refer to the Reverse Split, the Forward Split and any cash payments due for fractional shares, collectively, as the "Reverse/Forward Split".

     Under the Reverse Split, 100 shares of Common Stock (the "Minimum Number") registered in the name of a shareholder at the effective time of the Reverse Split will be converted into one share of Common Stock, followed immediately by the Forward Split pursuant to which each share of Common Stock outstanding upon consummation of the Reverse Split will be converted into 100 shares of Common Stock. If a registered shareholder holds fewer than the Minimum Number of shares of Common Stock in his or her account at the effective time of the Reverse Split, any fractional shares resulting from the Reverse Split will instead be converted into the right to receive a cash payment as described below.

     If a registered shareholder holds the Minimum Number or more shares of Common Stock in his or her account at the effective time of the Reverse Split, any fractional share in the holder's account resulting from the Reverse Split will not be cashed out. The Reverse Split will be followed immediately by the Forward Split and the total number of shares held by the holder will not change as a result of the Reverse/Forward Split.

     We are submitting a proposal to approve (and the Board recommends that the shareholders approve) the Reverse/Forward Split, and the Board in its discretion may determine if and when to effect the Reverse/Forward Split after it is approved by the shareholders. The Board reserves the right to abandon the Reverse/Forward Split even if approved by the shareholders (see "Reservation of Rights"). We expect that, if the Board elects to implement the Reverse/Forward Split, the Reverse/Forward Split would be consummated within one year of the date of the Annual Meeting. If the Board does not effect the Reverse/Forward Split prior to the 2006 annual meeting of shareholders, the Board may put the proposal in the 2006 proxy for consideration by the shareholders. If the Board determines to implement the Reverse/Forward Split, we will publicly announce the Board's decision in a press release, file the press release with the SEC and post the information on our website at www.prepaidlegal.com immediately following the Board's decision and prior to the Effective Date (as defined later in this Summary).

     We have a large number of shareholders that own relatively few shares. We believe that the Reverse/Forward Split will significantly reduce shareholder record keeping and mailing expenses. Additionally, the Reverse/Forward Split will provide holders of fewer than the Minimum Number of shares with an efficient way to cash-out their investments without incurring transaction costs. In many cases, holders of less than the Minimum Number would incur brokerage commissions or other transaction costs in amount equal to a large percentage of the proceeds of the sale of their shares. In the Reverse/Forward Split, these holders will receive cash for their shares without incurring any transaction costs.

     In determining whether to implement the Reverse/Forward Split, the Board will consider factors such as:

o the prevailing trading price and trading volume for the Common Stock at the time the decision is made;

o the anticipated impact of the Reverse/Forward Split on the trading market for the Common Stock;

o the availability and cost of funds required to make the cash payments to shareholders with fewer than the Minimum Number of shares whose shares are to be converted into the right to receive cash pursuant to the Reverse/Forward Split, and the terms of any arrangements that we may enter into to raise those funds;

o    other transactions that we might be considering; and

o    prevailing general market and economic conditions.

     If approved by shareholders and implemented by the Board, the Reverse/Forward Split will become effective on a date to be determined by the Board upon the filing of the necessary amendments to our Restated Certificate of Incorporation with the Secretary of State of the State of Oklahoma (the "Effective Date"). The forms of proposed amendments to our Restated Certificate of Incorporation necessary to effect the Reverse/Forward Split are attached to this proxy statement as Annex One.

Effect on Shareholders

     If approved by shareholders at the Annual Meeting and implemented by the Board, the Reverse/Forward Split will affect our shareholders as follows:

------------------------------------------------------------ ---------------------------------------------------------
               Shareholder Before Completion                               Net Effect After Completion
               of the Reverse/Forward Split                                of the Reverse/Forward Split
------------------------------------------------------------ ---------------------------------------------------------
Registered shareholders holding the Minimum Number or more   None.
shares of Common Stock in an account.
------------------------------------------------------------ ---------------------------------------------------------
Registered shareholders holding fewer than the Minimum       Shares will be converted into the right to receive cash
Number of shares of Common Stock in an                       (see "Determination of Cash-Out Price" below).
account.
------------------------------------------------------------ ---------------------------------------------------------
Shareholders holding Common Stock in "street name" through   We intend for the Reverse/Forward Split to treat
a nominee (such as a bank or broker).                        shareholders holding Common Stock in "street name"
                                                             through a nominee (such as a bank or broker) in the same
                                                             manner as shareholders of record. Nominees will be
                                                             instructed to effect the Reverse/Forward Split for their
                                                             beneficial holders. However, nominees may have different
                                                             procedures and shareholders holding shares in "street
                                                             name" should contact their nominees.
------------------------------------------------------------ ---------------------------------------------------------

     If shareholders holding fewer than the Minimum Number do not want to be cashed out in the Reverse/Forward Split, they may do so by purchasing a sufficient number of shares before the Effective Date on the open market, or, if applicable, by consolidating their accounts into an account with at least the Minimum Number. Consolidation of accounts could take a substantial amount of time, particularly if accounts are held at different financial institutions. Even if a shareholder initiates the consolidation of his or her accounts substantially in advance of the Effective Date, there is no assurance that the accounts will be consolidated by the Effective Date or, even if they are consolidated, that the financial institution holding the consolidated account will provide notice to the transfer agent by the Effective Date. If the transfer agent does not receive notice of the consolidation of accounts holding fewer than the Minimum Number by the Effective Date, whether or not the accounts are consolidated by the Effective Date, a shareholder will receive a cash payment with respect to the shares in any account that held fewer than the Minimum Number before the consolidation.

Structure of the Reverse/Forward Split

     If the Reverse/Forward Split is approved by shareholders and implemented by the Board, the Reverse Split is expected to occur at 5:00 p.m. (central time) on the Effective Date and the Forward Split is expected to occur at 5:01 p.m. (central time) on the Effective Date.

     Upon consummation of the Reverse Split, each registered shareholder on the Effective Date will receive one share of Common Stock for each Minimum Number of shares of Common Stock held in his or her account at that time. If a registered shareholder holds the Minimum Number or more shares of Common Stock on the Effective Date, any fractional share resulting from the Reverse Split will not be cashed out after the Reverse Split. After the Forward Split, the total number of shares held by such holder will not change as a result of the Reverse/Forward Split. Each registered shareholder who holds fewer than the Minimum Number of shares of Common Stock in his or her account at the time of the Reverse Split (also referred to as a "Cashed-Out Shareholder") will receive a cash payment instead of a fractional share, as permitted under Oklahoma law. This cash payment will be determined and paid as described below under "Determination of Cash-Out Price" below. Immediately following the Reverse Split, all shareholders who are not Cashed-Out Shareholders will receive 100 shares of Common Stock for every one share of Common Stock they held following the Reverse Split.

     We intend for the Reverse/Forward Split to treat shareholders holding Common Stock in "street name" through a nominee (such as a bank or broker) in the same manner as holders of record. Nominees will be instructed to effect the Reverse/Forward Split for their beneficial holders. Accordingly, we also refer to those beneficial or "street name" holders who receive a cash payment instead of fractional shares as "Cashed-Out Shareholders." However, nominees may have different procedures, and shareholders holding shares in "street name" should contact their nominees.

     The  following   examples   illustrate   the   Reverse/Forward   Split  for
hypothetical shareholders, assuming a hypothetical cash-out price of $37.00 per share:

---------------------------------------------------------- ------------------------------------------------------------
                  Hypothetical Scenario                                              Result
---------------------------------------------------------- ------------------------------------------------------------
Mr. Taylor is a registered holder of 50 shares of Common   Mr. Taylor holds fewer than the Minimum Number of shares.
Stock in one account immediately pror to the               Instead of receiving a fractional share of Common Stock
Reverse/Forward Split.                                     immediately after the Reverse Split, Mr. Taylor's shares
                                                           will be converted into the right to receive $1,850 in cash
                                                           (50  shares x $37.00).

                                                           If Mr. Taylor wants to continue his investment in us, he can, prior to the Effective Date, buy at least 50 more shares of
                                                           Common Stock so that he will have the Minimum Number of
                                                           shares. Mr. Taylor would have to act far enough in advance of the Reverse/Forward Split so that the purchase is
                                                           completed and the additional shares are credited in his
                                                           account prior to 5:00 p.m. (central time)on  the Effective
                                                           Date.
---------------------------------------------------------- ------------------------------------------------------------
Ms. Eastwood has two separate record accounts.             Each account will be treated individually. Because
Immediately prior to the Reverse/Forward Split, she        neither account holds the Minimum Number of shares, Ms.
holds 50 shares of Common Stock in one account and 75      Eastwood will receive cash payments equal to the cash-out
shares of Common Stock in the other. All of her            price of her Common Stock in each record account instead
shares are registered in her name only.                    receiving fractional shares. Ms. Eastwood would
                                                           receive two checks totaling $4,625 (50 shares x $37.00 plus
                                                           75 shares x $37.00).

                                                           If Ms. Eastwood wants to continue her investment in us,
                                                           she can consolidate or transfer her two record accounts
                                                           prior to the Effective Date into one account with at least the Minimum Number of shares of Common Stock. Alternatively, she can buy at  least  50 more  shares  for the  first
                                                           account  and 25 more  shares for the  second  account so
                                                           that she will have the Minimum  Number of shares in each
                                                           account.  She would have to act far  enough in advance  of the  Reverse/Forward  Split so that the consolidation or
                                                           the purchase is completed prior to 5:00 p.m. (central time)
                                                           on the  Effective  Date.  Even if she does  consolidate
                                                           these accounts, there is no assurance that the accounts
                                                           will be consolidated by the  Effective Date or,  even if
                                                           they are  consolidated,  that the financial  institution
                                                           holding the consolidated account will provide timely
                                                           notice to the transfer  agent.  If the transfer  agent
                                                           does not receive timely notice,  Ms.Eastwood will receive
                                                           the cash payment and will not retain her shares.
---------------------------------------------------------- -----------------------------------------------------------
Ms. Baker holds 200 shares of Common Stock in one           After the Reverse/Forward Split, Ms. Baker will continue
account immediately prior to the Reverse/Forward Split.     to hold all 200 shares of Common Stock.
---------------------------------------------------------- -----------------------------------------------------------
Mr. Phillips holds 75 shares of Common Stock in a           We intend for the Reverse/Forward Split to treat
brokerage account immediately prior to the                  shareholders holding Common Stock in "street name"
Reverse/Forward Split.                                      through a nominee (such as a bank or broker) in the same
                                                            manner as shareholders whose shares are registered
                                                            in their names.  Nominees will be instructed to effect
                                                            the Reverse/Forward Split for their beneficial holders.
                                                            However, nominees may have different procedures and
                                                            shareholders holding Common Stock in "street name" should
                                                            contact their nominees.
---------------------------------------------------------- ------------------------------------------------------------

Background and Purpose of the Reverse/Forward Split

     As of January 28, 2005, we had approximately 14,576 shareholders, including 5,416 holders of record and 9,160 beneficial owners holding shares in "street name". As of January 28, 2005, approximately 4,053 record holders of Common Stock owned fewer than the Minimum Number, representing approximately 75% of the total number of record holders of Common Stock, but only approximately 1% of the total number of outstanding shares of Common Stock. In addition, as of January 28, 2005, approximately 3,636 beneficial shareholders holding Common Stock in "street name" through a nominee owned fewer than the Minimum Number, representing approximately 40% of the total number of "street name"
shareholders, but only approximately 1% of the total number of outstanding shares of Common Stock.

     We expect to benefit from cost savings as a result of the Reverse/Forward Split. The cost of administering each account, whether registered or in "street name", is the same regardless of the number of shares held in that account. We expect that these costs will increase over time. Therefore, our cost to maintain such small accounts are disproportionately high when compared to the total number of shares involved. We estimate that if we complete the Reverse/Forward Split, we will reduce the total cost of administering shareholder accounts by approximately $115,000 per year.

     The Reverse/Forward Split will provide shareholders with fewer than the Minimum Number of shares of Common Stock with a cost-effective way to cash out their investments, because we will pay all transaction costs such as brokerage or service fees in connection with the Reverse/Forward Split. Otherwise, shareholders with small holdings would likely incur brokerage fees which are disproportionately high relative to the market value of their shares if they wanted to sell their stock. The Reverse/Forward Split will eliminate these problems for most shareholders with small holdings.

     In light of these disproportionate costs, the Board believes that it is in our best interests and the best interests of our shareholders as a whole to eliminate the administrative burden and costs associated with such small accounts.

     In determining whether the Reverse/Forward Split will be fair to our shareholders being cashed out, the Board considered the fact that shareholders who will receive cash will have no control over the timing or the price of the sale of their shares. However, the Board determined that the Reverse/Forward Split will be fair to our shareholders for the following reasons:

o the Reverse/Forward Split provides liquidity that is generally not available to the holders of fewer than the Minimum Number of shares by providing them an efficient way to cash out their odd-lot holdings without incurring any brokerage fees or other transaction costs (which would otherwise represent a large percentage of the proceeds from the sale of their shares);

o the cash-out price will be calculated by averaging the closing price per share on the NYSE for the previous ten consecutive NYSE trading days;

o the shareholders holding fewer than the Minimum Number each have the ability to remain shareholders and avoid being cashed-out by purchasing a sufficient number of shares, or, if applicable, by consolidating their accounts into an account with at least the Minimum Number prior to the Reverse/Forward Split;

o the cashed-out shareholders will have the ability to purchase shares on the open market after the Reverse/Forward Split;

o the shareholders have the right to vote against the Reverse/Forward Split, and the transaction cannot go forward without the necessary affirmative vote of the shareholders;

o the directors must exercise their fiduciary duty in deciding whether to effectuate the Reverse/Forward Split and when (and at what price) to effectuate the Reverse/Forward Split;

o the Board considered other alternative methods to reduce our shareholder base (e.g., odd-lot tender offers and programs to facilitate sales by shareholders of odd-lot holdings) and determined that the Reverse/Forward Split would be the most cost effective method to reduce the shareholder base at the present time; and

o we and the remaining shareholders will receive the financial benefits of reducing the administrative burden and costs associated with these small accounts.

     We have in the past and may in the future pursue alternative methods of reducing our shareholder base, whether or not the Reverse/Forward Split is approved and implemented, including odd-lot tender offers and programs to facilitate sales by shareholders of odd-lot holdings. However, there can be no assurance that we will decide to pursue any such transaction.

     For  a   discussion   of  the  special   considerations   relating  to  the
Reverse/Forward Split, see "Special Considerations" on page 14 of this proxy statement.

Effect of the Reverse/Forward Split on Our Shareholders

     Registered Shareholders with Fewer Than the Minimum Number of Shares of Common Stock. If we complete the Reverse/Forward Split and you are a shareholder holding fewer than the Minimum Number of shares of Common Stock immediately prior to the Reverse Split:

o You will not receive a fractional share of stock as a result of the Reverse Split in respect of your shares being cashed out.

o Instead of receiving a fractional share, you will receive a cash payment for your shares. See "Determination of Cash-Out Price" below.

o After the Reverse Split, you will have no further interest in us with respect to your cashed-out shares. These shares will no longer entitle you to the right to vote as a shareholder or share in our assets, earnings, or profits or in any dividends paid after the Reverse Split. In other words, you will no longer hold your cashed-out shares and you will have only the right to receive cash for these shares. In addition, you will not be entitled to receive interest with respect to the period of time between the Effective Date and the date you receive your payment for the cashed-out shares.

o You will not have to pay any service charges or brokerage commissions in connection with the Reverse/Forward Split.

o As soon as practicable after the time we effect the Reverse/Forward Split, you will receive a payment for the cashed-out shares you held immediately prior to the Reverse Split in accordance with the procedures described below.

          You will receive a transmittal letter as soon as practicable after the Effective Date. The letter of transmittal will contain instructions on how to surrender your certificate(s) to our transfer agent for your cash payment. You will not receive your cash payment until you surrender your outstanding certificate(s) to the transfer agent, together with a completed and executed copy of the letter of transmittal. Please do not send your certificates until you receive your letter of transmittal. For further information, see "Stock Certificates" below.

o All amounts owed to you will be subject to applicable federal income tax and state abandoned property laws.

     If you want to continue to hold Common Stock after the Reverse/Forward Split, you may do so by taking one of the following actions far enough in advance so that it is completed by the Effective Date:

o purchase a sufficient number of shares of Common Stock on the open market so that you hold at least the Minimum Number of shares of Common Stock in your account prior to the Effective Date; or

o if applicable, consolidate your accounts so that you hold at least the Minimum Number of shares of Common Stock in one account prior to the Effective Date.

     If you attempt to consolidate your accounts by the Effective Date, there is no assurance that the consolidation will be completed by the Effective Date or, even if it is completed, that the financial institution holding the consolidated account will provide notice of the consolidation to the transfer agent by the Effective Date. If the transfer agent does not receive notice that your accounts have been consolidated by the Effective Date, whether or not your accounts are consolidated by the Effective Date, you will receive a cash payment and will not retain your shares.

     Registered Shareholders With The Minimum Number or More Shares of Common Stock. If you are a registered shareholder with the Minimum Number or more shares of Common Stock in your account as of 5:00 p.m. (central time) on the Effective Date, we will first reclassify your shares into 1/100 of the number of shares you held immediately prior to the Reverse Split. One minute after the Reverse Split, at 5:01 p.m. (central time), we will reclassify your shares in the Forward Split into 100 times the number of shares you held after the Reverse Split, which will result in the same number of shares you held before the Reverse Split. The Reverse/Forward Split therefore will not affect the number of shares that you own if you hold the Minimum Number or more shares of Common Stock in your account immediately prior to the Reverse Split. To illustrate, if you held 200 shares of Common Stock in your account immediately prior to the Reverse Split, your shares would be converted into 2 shares in the Reverse Split and then back to 200 shares in the Forward Split.

     Street Name Holders of Common Stock. We intend for the Reverse/Forward Split to treat shareholders holding Common Stock in "street name" through a nominee (such as a bank or broker) in the same manner as shareholders whose shares are registered in their names. Nominees will be instructed to effect the Reverse/Forward Split for their beneficial holders. However, nominees may have different procedures and shareholders holding Common Stock in "street name" should contact their nominees.

     Current and Former Employees and Directors. If you are a current or former employee or a director of ours, you may hold options to purchase the Common Stock through our stock plans. If you hold options to purchase fewer than the Minimum Number, you will not receive a cash payment for these options. The Reverse/Forward Split will not affect the number of shares issuable upon the exercise of these options.

Determination of Cash-Out Price; Payment of Cash-Out Price and Source of Funds

     In order to avoid the expense and inconvenience of issuing fractional shares to shareholders who hold less than one share of Common Stock after the Reverse Split, and as permitted under Oklahoma law, we will pay cash for the fair value of the fractional shares. The cash-out price will be calculated by averaging the closing price per share of Common Stock on the NYSE for the ten consecutive NYSE trading days ending on the day before the Effective Date (the "Average Trading Value"). No interest will be payable to shareholders on the cash-out price.

     We may use our available cash to pay the Cashed-Out Shareholders. Alternatively, we may seek to obtain the funds for the cash-out payments through a public or private offering of debt or through another financing transaction and, in such event, the completion of the Reverse/Forward Split will be contingent upon obtaining financing on terms acceptable to the Board in its discretion. We cannot assure you that any financings will be available to us on acceptable terms or at all. If we are unable to obtain financing on terms acceptable to the Board, the Board may determine to abandon the Reverse/Forward Split.

     If the Board determines to abandon the Reverse/Forward Split, it will publicly announce its decision in a press release which we will file with the SEC and post on our website at www.prepaidlegal.com immediately following the Board's decision.

Effect of the Reverse/Forward Split on Us

     We do not intend the Reverse/Forward Split to affect the public registration of the Common Stock with the SEC under the Securities Exchange Act of 1934, as amended. Similarly, we do not expect that the Reverse/Forward Split will affect the continued listing of the Common Stock on the NYSE. The par value of the Common Stock will remain at $0.01 per share after the Reverse/Forward Split.

     Assuming that the Reverse/Forward Split were consummated as of January 28, 2005 and that all shareholders holding fewer than the Minimum Number were cashed out, we would have had 1,363 record holders and 5,524 beneficial holders holding in "street name" continuing to own our stock. Under the rules of the Securities Exchange Act of 1934, as amended, a company may deregister its common stock from the Exchange Act and no longer be subject to the reporting requirements of the Exchange Act if the number of record holders of the common stock drops below
300. It is not our intention for the proposed Reverse/Forward Split to be the first step in such a "going private" transaction. However, we cannot assure you that over time the number of record holders of our common stock will remain at or above 300.

     The number of authorized shares of Common Stock will not change as a result of the Reverse/Forward Split. On April 1, 2005, there were 15,xxx,xxx shares of Common Stock issued and outstanding. The total number of outstanding shares of Common Stock after the Reverse/Forward Split will be reduced by the number of shares held by the Cashed-Out Shareholders immediately prior to the Reverse Split.

     The total number of shares that will be cashed-out and the total cash to be paid by us are unknown at this point in time. Also, we do not know what the Average Trading Value will be. However, by way of example, if the Reverse/Forward Split had been completed as of January 28, 2005, when the average daily closing price per share of the Common Stock on the NYSE for the ten consecutive NYSE trading days then ended was $36.98, then the cash payments that would have been issued to Cashed-Out Shareholders, including both registered and "street name" holders, would have been approximately $7.8 million. The actual amounts will depend on the number of Cashed-Out Shareholders on the Effective Date, which will vary from the number of such shareholders on January 28, 2005.

Stock Certificates

     The Reverse/Forward Split will not affect any certificates representing shares of Common Stock held by registered shareholders owning the Minimum Number or more shares of Common Stock in an account immediately prior to the Reverse Split. Existing certificates held by any of these shareholders will continue to evidence ownership of the same number of shares as is set forth on the face of the certificate.

     Any Cashed-Out Shareholder with share certificates will receive a letter of transmittal after the Reverse/Forward Split is completed. These shareholders must complete and sign the letter of transmittal and return it with their stock certificate(s) to our transfer agent before they can receive cash payment for those shares.

Potential Anti-Takeover Effect

     The Reverse/Forward Split is not being proposed in response to any third party effort to accumulate shares of the Common Stock or obtain control of us, nor is it part of a plan by management to recommend to the Board and shareholders a series of amendments to our Restated Certificate of Incorporation that could be construed to affect the ability of third parties to take over or gain control of us.


Regulatory Requirements

     We do not believe that the Reverse/Forward Split will require the approval of any governmental agency. It is not our intention for the Reverse/Forward Split to be the first step in a "going-private" transaction.

Certain Federal Income Tax Consequences

     General Information. We have summarized below certain federal income tax consequences to us and our shareholders resulting from the Reverse/Forward Split. This summary is based on U.S. federal income tax law existing as of the date of this proxy statement, and such tax laws may change, potentially with retroactive effect. This summary does not discuss all aspects of federal income taxation that may be important to you in light of your individual circumstances. Many shareholders (such as financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and foreign persons) may be subject to special tax rules. Other shareholders may also be subject to special tax rules, including (but not limited to): shareholders who received Common Stock as compensation for services (such as restricted stock) or pursuant to the exercise of an employee stock option, or shareholders who have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. In addition, this summary does not discuss any state, local, foreign, or other tax considerations. This summary assumes that you are an individual U.S. citizen and have held, and will hold, your shares as capital assets under the Internal Revenue Code. You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the Reverse/Forward Split to you, in light of your specific circumstances.

     Consequences to Us. The Reverse/Forward Split will not be a taxable transaction to us. Accordingly, the Reverse/Forward Split will not result in any material federal income tax consequences to us.

     Consequences to Shareholders Who are Not Cashed Out. If you (1) continue to hold Common Stock immediately after the Reverse/Forward Split and (2) receive no cash as a result of the Reverse/Forward Split, you will not recognize any gain or loss in the Reverse/Forward Split, and you will have the same adjusted tax basis and holding period in your Common Stock as you had in such stock immediately prior to the Reverse/Forward Split.

     Consequences to Cashed-Out Shareholders. If you receive cash as a result of the Reverse/Forward Split, your tax consequences will depend on whether, in addition to receiving cash, you or a person or entity related to you continues to hold Common Stock immediately after the Reverse/Forward Split, as explained below.

a. Shareholders Who Exchange All of Their Common Stock for Cash and Do Not Actually or Constructively Own Common Stock After the Reverse/Forward Split

     If you (1) receive cash in exchange for your shares as a result of the Reverse/Forward Split and (2) do not continue to own, either actually or constructively under Section 318 of the Internal Revenue Code, any Common Stock immediately after the Reverse/Forward Split, you generally will recognize capital gain or loss in an amount equal to the difference between the cash you receive for your cashed-out stock and your aggregate adjusted tax basis in such stock.

b. Shareholders Who Both Receive Cash and Continue to Own, Actually or Constructively, Common Stock After the Reverse/Forward Split

     If you both receive cash as a result of the Reverse/Forward Split and continue to own, either actually or constructively under Section 318 of the Internal Revenue Code, Common Stock immediately after the Reverse/Forward Split, you generally will recognize capital gain or loss in the same manner as set forth in the previous paragraph, provided that your receipt of cash either (1) is "not essentially equivalent to a dividend," or (2) is a "substantially disproportionate redemption of stock," as described below.

     o "Not Essentially Equivalent to a Dividend." You will satisfy the "not essentially equivalent to a dividend" test if the reduction in your proportionate stock ownership interest in us resulting from the Reverse/Forward Split, including both actual and constructive ownership, is considered a "meaningful reduction" given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority shareholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will meet this test.

     o    "Substantially  Disproportionate  Redemption of Stock." The receipt of cash in the Reverse/Forward Split will be a "substantially disproportionate redemption of stock" for you if the percentage of the outstanding shares of Common Stock actually or constructively owned by you immediately after the Reverse/Forward Split is less than 80% of the percentage of shares of Common Stock actually or constructively owned by you immediately before the Reverse/Forward Split.

     In applying these tests, you will be treated as owning shares actually or constructively owned by certain individuals and entities related to you, as determined under Section 318 of the Internal Revenue Code. In addition, you may possibly be allowed or required to take into account sales and purchases of shares of Common Stock by you and by related parties that occur substantially contemporaneously with the Reverse/Forward Split. If the taxable amount is not treated as capital gain under any of the tests, it will be treated first as ordinary dividend income to the extent of your ratable share of our undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain will be treated as capital gain. See "Capital Gain and Loss" and "Special Rate for Certain Dividends" below.

     Capital Gain and Loss. For individuals, net capital gain recognized upon the sale or exchange of capital assets that have been held for more than one year generally will be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of capital assets that have been held for one year or less will continue to be subject to tax at ordinary income tax rates. There are limitations on the deductibility of capital losses.

     Special Rate for Certain Dividends. In general, dividends are taxed at ordinary income tax rates. However, you may qualify for a 15% rate of federal income tax on any cash received in the Reverse/Forward Split that is treated as a dividend as described above, if (i) you are an individual or other non-corporate shareholder, (ii) you have held the share of stock with respect to which the dividend was received for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date, as determined under the Internal Revenue Code, and (iii) you were not obligated during such period (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. You are urged to consult with your tax advisor concerning the federal income tax rate applicable to amounts treated as dividends.

     Backup Withholding. Shareholders who receive cash in connection with the Reverse/Forward Split may be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) to the exchange agent in connection with the Reverse/Forward Split to avoid backup withholding on cash proceeds. Failure to provide such information when requested may result in backup withholding on cash payments to you.

     OUR UNDERSTANDING OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE/FORWARD SPLIT IS NOT BINDING ON THE INTERNAL REVENUE SERVICE OR ANY COURT. YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE/FORWARD SPLIT TO YOU, IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.


Appraisal Rights

     Shareholders do not have appraisal rights under Oklahoma state law or under the Restated Certificate of Incorporation or Bylaws in connection with the Reverse/Forward Split.

Reservation of Rights

     We reserve the right to abandon the Reverse/Forward Split without further action by our shareholders at any time before the filing of the necessary amendments to our Restated Certificate of Incorporation with the Oklahoma Secretary of State, even if the Reverse/Forward Split has been authorized by our shareholders at the Annual Meeting. By voting for the Reverse/Forward Split you are expressly also authorizing us to determine not to proceed with the Reverse/Forward Split if we should so decide.

     The completion of the Reverse/Forward Split may be contingent upon our ability to obtain financing on terms acceptable to us to complete the purchase of the fractional shares as described under "Determination of Cash-Out Price."

Special Considerations

     If you are a shareholder holding fewer than the Minimum Number of shares of Common Stock and do not elect to purchase a sufficient number of shares to hold at least the Minimum Number, or (if applicable) do not consolidate your account into an account containing at least the Minimum Number of shares prior to the Effective Date of the Reverse/Forward Split, your shares will be converted into the right to receive a cash payment. The Board will determine the Effective Date of the Reverse/Forward Split at its sole discretion and Cashed-Out Shareholders will have no control over the timing or price of the sale of their shares. If the Average Trading Value of the Common Stock is depressed during the ten days before the Reverse/Forward Split, the amount paid to Cashed-Out Shareholders will reflect that depressed Average Trading Value. Shareholders who are not cashed out will be able to hold their shares over a longer period of time and may be able to sell their shares at a higher price than if they are cashed out in the Reverse/Forward Split.

Vote Required

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required under the terms of the Restated Certificate of Incorporation to approve the Reverse/Forward Split.

     The Board of Directors recommends that you vote "for" the proposal to amend our Restated Certificate of Incorporation to effect, at the discretion of the Board, the reverse/forward split.



                                  PROPOSAL FOUR

               APPROVAL OF VOTING RIGHTS FOR CONTROL SHARES OWNED,
                   OR TO BE ACQUIRED, DIRECTLY OR INDIRECTLY,
                BY THOMAS W. SMITH AND CERTAIN OF HIS ASSOCIATES

General

     The Oklahoma General Corporation Act has anti-takeover provisions referred to as the "Control Share Provisions" which are applicable to public companies that have specified contacts with Oklahoma and are applicable to us as an Oklahoma based company. The Control Share Provisions are triggered by the acquisition of shares of the target company (or the acquisition of the power to direct the voting of such shares) that, when added to all other shares of the target company which are owned, directly or indirectly, by an acquiring person or group or over which the acquiring person or group has the ability to exercise voting power, would entitle the acquiring person, immediately after the acquisition of the shares, to exercise or direct the exercise of the voting power of the target company in the election of directors within any of the following ranges of voting power:

o    one-fifth (1/5) or more, but less than one-third (1/3) of all voting power;

o    one-third (1/3) or more, but less than a majority of all voting power; or

o    a majority of all voting power.

     Shares in excess of the specified threshold are referred to as "control shares". The voting power of control shares representing in excess of one-fifth, one-third or majority of all voting power as applicable is reduced to zero unless a majority of the shareholders (excluding the "interested shareholders") of the target approve voting rights for such control shares. This shareholder vote is required following delivery by the person who has made or proposes to make a control share acquisition of a notice to the target company setting forth, among other things, a form of resolution approving the control share voting rights to be considered by the target shareholders, and requesting a target shareholders' meeting for purposes of voting on the resolution. If shareholder approval is not obtained, the purchaser may continue to own the shares or may complete a proposed acquisition of the shares, but the acquired control shares are stripped of their voting rights generally for up to three years from the date of the shareholder vote. The acquiring person may present a new resolution for a vote of the shareholders six months after any disapproval.

The  voting rights of control shares are restored:

o if the voting power of the control shares is reduced by reason of subsequent issuance of shares or sales to a percentage range of voting power for which approval has been granted or is not required;

o    upon transfer to a person other than an acquiring person; or

o as noted above, the expiration of three years after the date of vote of shareholders failing to approve voting rights for those control shares.

     There are several circumstances under which the Control Share Provisions do not apply. A control share acquisition does not include the acquisition of shares or voting rights by a shareholder in various instances including, among others, increases in voting power resulting from actions taken by the target company, such as share repurchases, provided the person whose voting power is thereby affected is not an affiliate of the target company as specifically defined in the Control Share Provisions.

     We have determined that Thomas W. Smith has engaged in a control share acquisition by reason of acquisition of shares of our common stock in 2002. These acquisitions have been made by Mr. Smith as well as certain other persons who have filed or may jointly file Schedules 13D with Mr. Smith, including Scott Vassalluzzo, Prescott Associates or partnerships for which they serve as general partner or manager or other accounts for which they serve as investment manager (collectively, the "Smith Group"). For a description of the security ownership of Mr. Smith and the Smith Group, see "Security Ownership of Certain Beneficial Owners and Management" below. We have previously disclosed that Mr. Smith has 6,150 shares which constitute control shares and may not be voted. Although Mr. Smith and members of the Smith Group have disclaimed "group" status in their
Schedule 13D filed with the Securities and Exchange Commission, it is possible that they could ultimately be determined to be a group, in which event the number of control shares owned by the Smith Group would be 26,250. In addition, because of our treasury stock repurchase program and the exception from the Control Share Provisions described above for such transactions, there is some uncertainty under the Control Share Provisions as to the number of shares that would be considered control shares owned by the Smith Group. If it were determined that Mr. Smith was an "affiliate" as defined in the Control Share Provisions when we were engaged in a open market stock repurchase program that resulted in the Smith Group's ownership increasing above the 20% threshold, it is possible that the number of control shares could be as many as xxx,xxx shares, representing the number of shares owned by the Smith Group equal to or greater than 20% of our outstanding shares as of the record date for the annual meeting.

     In order to resolve these various uncertainties, Mr. Smith has provided us with a statement as required by the Control Share Provisions and is requesting that we submit to the shareholders a proposal that both he and the Smith Group be approved for voting rights for any control shares that he or the Smith Group have acquired or may acquire in the future within the range of voting power equal to one-fifth or more, but less than the majority of all voting power. A copy of this statement and proposed resolution is attached at Annex Two. Pursuant to the Control Share Provisions, we are required to submit such a request to the shareholders.

     The Board of Directors has recommended approval of the proposal. The Smith Group has been a supporter of ours for a number of years and recently, on October 4, 2004, Mr. Smith was elected as one of our directors. The Smith Group has a number of other investments in other companies and its historical investment objective is long-term capital appreciation. The Smith Group has consistently acted in a manner which we believe is in the best interest of all shareholders. In addition, Mr. Smith and the other members of the Smith Group have stated in their most recent Schedule 13D filed with the Securities and Exchange Commission on February 3, 2005 that it that it has no present plan or proposal which relates to or would result in any of the following events (the "Specified Events"):

o the acquisition by them of additional securities of ours or disposition of securities of ours;

o an extraordinary corporate transaction, such as a merger, reorganization or liquidation involving us or any of our subsidiaries;

o    sale or transfer of a material amount of our assets or any subsidiary;

o    any change in our present board of directors or management;

o    any material change in our present capitalization or dividend policy;

o    any other material change in our business or corporate structure;

o    changes in our charter, bylaws or instruments corresponding thereto;

o any actions which may impede the acquisition of control of us by any person:

o causing a class of our securities be delisted from a national securities exchange;

o causing a class of our equity securities to become eligible for termination of registration under the Securities Exchange Act of 1934; or

o    any actions similar to any of the foregoing.

     However, Tom Smith has stated he may be involved in the planning or implementation of any of the Specified Events as a result of his position as one of our directors.

Effect of Disapproval

     If the proposal is not approved, the shares owned by the Smith Group which are treated as control shares may not be voted for a period ending on the earlier of three years after the date of vote of shareholders disapproving the voting rights or such earlier date as voting may be approved by subsequent request for approval by the Smith Group, which request may be no earlier than six months after the date of the vote at the 2005 Annual Meeting. As noted above, we have taken the position that the number of control shares is 6,150, but, because of certain uncertainties about how the Control Share Provisions should be interpreted, this number could be higher, and may include any increases in percentage ownership of the Smith Group resulting from any future share repurchases or other transactions by us which reduce the number of shares outstanding.

     The loss of voting rights for any control shares owned by the Smith Group will make it more difficult for Tom Smith and/or the Smith Group to achieve control of us should they propose to do so. In addition, if the control shares owned by the Smith Group do not have voting rights, those shares will not be voted in favor or against transactions which might otherwise be proposed for a vote of shareholders that would be beneficial to all shareholders collectively. To the extent any of these proposals might require the approval of at least a majority of the outstanding shares or a greater percentage if required by law or our Restated Certificate of Incorporation, it might make it more difficult for us to achieve the required approval from other shareholders, especially if the percentage ownership of the control shares owned by the Smith Group is increased.

     The Smith Group has not indicated to us what actions, if any, it might take if the voting rights for its control shares are not approved. However, it is possible that the Smith Group may consider reducing the number of shares it owns by selling any control shares so all of the shares owned by the group may be voted. In addition, the Smith Group might consider alternative investments which have the support of shareholders and are not subject to laws or other provisions that restrict the Smith Group's flexibility in acquiring additional shares.

Effect of Approval

     If the proposal is approved, any control shares previously acquired or that may be acquired in the future by the Smith Group may be voted unless and until the total number of shares owned by the Smith Group equals a majority of the outstanding shares. An additional vote of shareholders would be required to approve the voting of any additional control shares acquired that would result in the Smith Group owning a majority or more of the shares outstanding. Approval of the voting rights may make it easier for the Smith Group to engage in transactions favorable to it that require approval of shareholders by reason of the significant voting power that their collective shares represent. It may also make it easier for the Smith Group to influence the election of directors due to the significant percentage of the outstanding shares owned by them.

     As noted above, there are no present plans or proposals pending between us and the Smith Group that relate to the Specified Events other than those in which Mr. Smith may be involved in his capacity as one of our directors.

No Repeal of Control Share Provisions

     Regardless of the vote at the meeting, the Control Share Provisions will continue to apply to us and any other persons who may acquire 20% or more of the outstanding voting power.

Appraisal Rights

     Shareholders do not have appraisal rights under Oklahoma state law or under the Restated Certificate of Incorporation or Bylaws in connection with the proposal to approve voting rights for the Smith Group.

Vote Required

     For the proposal to be approved, it must receive the approval of holders of a majority of all of the outstanding common stock excluding "interested shares". Interested shares include those owned by the Smith Group and shares held by our officers or employee directors. We have determined based on the information provided to us by the Smith Group and our officers that a total of 5.2 million shares are interested shares and not entitled to vote. Accordingly, approval of the proposed resolution requires the approval of holders of 5.2 million shares outstanding representing a majority of the shares outstanding (excluding the interested shares) of 10.4 million.



                                  PROPOSAL FIVE

             AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION
                            TO REPEAL ARTICLE EIGHTH

General

     The Board has  authorized,  and recommends  for your  approval,  a proposed amendment to our Restated Certificate of Incorporation to repeal an anti-takeover provision contained in Article Eighth which requires the affirmative vote of holders of 80% of the voting power of the outstanding voting stock for certain transactions with any person or entity who, together with its affiliates, owns or controls 5% or more of the voting power of our voting stock. We refer to Article Eighth as the "80% Super-Majority Provision."

     The 80% Super-Majority Provision was added to our Certificate of Incorporation in 1984. At such time, we were experiencing rapid growth in premiums and Memberships and our stock price was appreciating rapidly. In such environment, the Board of Directors was concerned that we would become a target of an unfriendly take-over attempt, a frequent event during the 1980's. As a result, the Board of Directors felt that the implementation of anti-takeover provisions of the type provided for in the 80% Super-Majority Provision was appropriate. By making it more difficult for us to engage in certain business combinations with a significant shareholder or its affiliates or for a significant shareholder to rapidly change the composition of our Board of Directors, restrictions of the type imposed by the 80% Super-Majority Provision have been viewed as effective mechanisms to prevent unfriendly take-over attempts.

     Since 1986, however, we have grown significantly and unfriendly takeovers have become less frequent. The Board of Directors has determined that the continued inclusion of the 80% Super-Majority Provision has the potential to discourage a possible strategic partner or investor that may be desirable and, accordingly, the Board of Directors recommends that the 80% Super-Majority Provision be eliminated.

     The 80% Super-Majority Provision provides that the affirmative vote of 80% of the voting power of the outstanding voting stock shall be required for certain "Business Combination" transactions which include, among other things, a merger or consolidation of us with, the sale of assets to, or the issuance or delivery of shares of ours to any person or entity who, together with its affiliates, owns or controls 5% or more of the voting power of our voting stock ("Related Person"). This provision does not apply to Business Combinations approved by a majority of our Board of Directors prior to the time such other person or entity became a Related Person.

     Approval of the proposed amendment to repeal the 80% Super-Majority Provision would allow an investor that acquires 5% or more of the voting power of us to engage in transactions of the type restricted by the 80% Super-Majority Provision with the approval of the Board of Directors unless shareholder approval is otherwise required. If shareholder approval is required, such a transaction could be approved by a majority of outstanding voting stock of ours as permitted under Oklahoma law, rather than the 80% requirement of the 80% Super-Majority Provision.

     While we have not become a party to any agreement which would require us to engage in a Business Combination restricted by the 80% Super-Majority Provision, the Board of Directors deems it in the best interests of our shareholders that we retain greater flexibility in the future with respect to such transactions in order to facilitate a potential transaction with a strategic investor or partner.

Effect on Certain Shareholders

     We currently have shareholders who are Related Persons as defined in the 80% Super-Majority Provisions. Thomas W. Smith, one of our directors, and certain of his affiliates ("Smith Group") beneficially own shares ranging from 7.7% to 25.3% of our outstanding common stock. In addition, Harland C. Stonecipher, our Chairman and Chief Executive Officer, and his wife beneficially own 9.2% of our common stock. See "Security Ownership of Certain Beneficial Owners and Management."

     With the 80% Super-Majority Provision in effect, if the Smith Group or the Stoneciphers were a party to a Business Combination transaction, approval of holders of 80% of the outstanding stock would be required. If the proposed elimination of the 80% Super-Majority Provision is approved, such a transaction could be approved either by the Board or if shareholder approval is otherwise acquired, by approval of holders of a majority of the outstanding stock, thus making it easier to approve. Accordingly, the elimination of the 80% Super-Majority Provision may benefit the Smith Group and the Stoneciphers if they propose, or are parties to, a Business Combination transaction. However, there are no current plans for any such transactions.

     We do not believe that our shareholders need the protection of the 80% Super-Majority Provision for any transaction involving either the Smith Group or the Stoneciphers. We think adequate protections exist under existing standards of fiduciary duties of directors to assure that any transaction between us and these Related Persons will be on fair terms.

Other Anti-Takeover Provisions

     There are other provisions of the Oklahoma General Corporation Act and provisions in our Restated Certificate of Incorporation that could work to delay or frustrate the assumption of control of us by a holder of a large block of our capital stock or the removal of incumbent directors even if such action would be beneficial to shareholders as a whole and could discourage or prevent a merger, tender offer proxy contest even if such event would be favorable to the interest of the shareholders. These provisions will remain in effect even if the 80% Super-Majority Provision is repealed.

     The following is a description of these provisions:

     Classified Board of Directors. Our Restated Certificate of Incorporation provides that our directors shall be divided into three classes as nearly equal in number as possible. The term of each director is three years, and each year the terms of the directors in one class expire. Vacancies on the board of directors resulting from the increase in the authorized number of directors or the resignation or retirement of existing directors may only be filled by the affirmative vote of 80% of the directors then in office. Directors may be removed only by affirmative vote of the holders of 80% of the shares entitled to vote in an election of directors or by the affirmative vote of at least two-thirds of the directors then in office. A staggered board of directors makes it more difficult for shareholders to change the majority of the members of the board of directors and instead promotes continuity of existing management.

     Control Share Provisions. As discussed elsewhere in Proposal Four we are also subject to the Control Share Provisions of the Oklahoma General Corporation Act which will continue to apply to us. As described above, the Control Share Provisions basically require a purchaser who acquires in excess of a certain specified percentage of our outstanding shares, referred to as "control shares" to obtain approval of our other shareholders of the purchaser's ability to exercise voting rights with respect to the control shares.

     Business Combination with Interested Shareholder. Section 1090.3 of the Oklahoma General Corporation Act, which is also applicable to us, places restrictions on a corporation's ability to enter into business combinations with "interested shareholders" for a period of three years from the time the person became an interested shareholder unless one of the following conditions are met:

o Prior to the time such person became an interested shareholder, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the person becoming an interested shareholder;

o Upon consummation of the transaction which resulted in the person becoming an interested shareholder, the interested shareholder owned of record or beneficially at least 85% of the outstanding voting stock of the corporation at the time the transaction commenced; or

o At or subsequent to the time when the person became an interested shareholder, the business combination is approved by the Board of Directors and authorized at a meeting of shareholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock which is not attributable to the shares owned by the interested shareholder.

     For purposes of this provision, an interested shareholder is defined as any person or entity that owns 15% or more of the outstanding voting stock of the corporation, or any entity or person affiliated with or controlling or controlled by such entity or person.

     These provisions are similar to the 80% Super-Majority Provision discussed above. The provisions of Section 1090.3 are patterned from similar provisions in the Delaware General Corporation Law addressing the same subject. Thomas W. Smith and the Smith Group became an "interested shareholder" in 2000 and the three-year restriction period contained in Section 1090.3 has expired.
Accordingly, this provision would not apply to any business combination transaction with or involving Thomas W. Smith or the Smith Group.

     Blank Check Preferred Stock. Our Board of Directors has the authority, without further action by shareholders, to issue shares of undesignated preferred stock from time to time in one or more series and to fix the related number of shares and the designations, voting powers, preferences, optional and other special rights and restrictions or qualifications of that series of preferred stock. The rights, preferences, privileges and restrictions or qualifications of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The issuance of preferred stock could adversely affect the rights and powers, including voting rights of holders of common stock and have the effect of delaying, deferring or preventing a change in control.

     Advance Notice of Shareholder Proposals. Under our bylaws, an advanced notice of an intent of a shareholder to bring a matter before a meeting of shareholders must be provided to us. See "PROPOSALS OF SHAREHOLDERS AND NOMINATIONS" below.

     General Effect of Anti-Takeover Matters. By discouraging takeover attempts, these provisions may have the incidental effect of inhibiting the temporary fluctuation of the market price of our common stock or other securities which may result from actual or rumored takeover attempts. In addition, these provisions could limit or reduce the price that investors might be willing to pay for our shares and may limit the ability of our shareholders to receive premium prices for their shares which an acquiring party might be willing to pay in connection with the acquisition of control of us.

Appraisal Rights

     Shareholders do not have appraisal rights under Oklahoma state law or under the Restated Certificate of Incorporation or Bylaws in connection with the proposal to approve voting rights for the Smith Group.

Vote Required

     The affirmative vote of the holders of 80% of the outstanding shares of Common Stock is required under the terms of the Restated Certificate of Incorporation to repeal Article Eighth.

     The Board of Directors recommends that the shareholders vote "FOR" the repeal of Article Eighth.



                             AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors ("Board"), the Audit Committee of the Board ("Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. During fiscal 2004, the Committee met five times, and the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the CFO and Grant Thornton prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from Grant Thornton a formal written statement describing all relationships between Grant Thornton and us that might bear on Grant Thornton's independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with Grant Thornton any relationships that may impact their objectivity and independence and satisfied itself as to Grant Thornton's independence. The Committee also discussed with management and Grant Thornton the quality and adequacy of our internal controls. The Committee reviewed with Grant Thornton their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with Grant Thornton all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of Grant Thornton's examination of the financial statements.

The Committee reviewed our audited financial statements as of and for the fiscal year ended December 31, 2004, with management and Grant Thornton. Management has the responsibility for the preparation of our financial statements and Grant Thornton has the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and Grant Thornton, the Committee recommended to the Board that our audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission. The Committee intends to approve reappointment of Grant Thornton for 2005.

       /s/ Peter K. Grunebaum               /s/ Martin H. Belsky              /s/ Orland G. Aldridge
------------------------------------   ------------------------------    -----------------------------
         Peter K. Grunebaum                   Martin H. Belsky                  Orland G. Aldridge
         Committee Chairman                   Committee Member                   Committee Member



Audit and Other Fees

     Grant Thornton served as our independent registered public accounting firm during 2004 and 2003. The aggregate fees billed, including expenses, by Grant Thornton for 2004 and 2003 for various services are set forth below:

                                                           2004          2003
                                                        ----------    ----------
Audit Fees.........................................     $  445,131    $  313,531
Audit Related Fees.................................         28,077        10,102
Tax Fees...........................................          3,300        23,712
All Other Fees.....................................              -             -

     Fees for audit services include fees associated with the annual audit of us and our subsidiaries (including audit fees related to Section 404 of the Sarbanes-Oxley Act), the review of our quarterly reports on Form 10-Q and required statutory audits. Audit-related fees principally include audits in connection with our employee benefit plans, due diligence and accounting consultations. Tax fees include tax compliance, tax advice and tax planning related to Federal, state and international tax matters.

     The Audit Committee has considered whether the provision of non-audit services by Grant Thornton is compatible with maintaining auditor independence and adopted in 2003 a policy that requires pre-approval of all audit and non-audit services. Such policy requires the Committee to approve services and fees in advance and requires documentation regarding the specific services to be performed. All 2004 audit and non-audit services fees were approved in advance in accordance with the Committee's policies.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers
         Our current executive officers are named below:

                     Name                   Age                                Position
        ------------------------           -----     -----------------------------------------------------------
        Harland C. Stonecipher              66       Chairman of the Board of Directors, Chief Executive Officer
                                                         and President
        Randy Harp                          49       Chief Operating Officer
        Kathleen S. Pinson                  52       Vice President of Regulatory Compliance and Secretary
        Steve Williamson                    44       Chief Financial Officer

     For description of the business background and other information concerning Mr. Stonecipher, see "Election of Directors" above. All executive officers serve at the discretion of the Board, subject to, in the case of Mr. Stonecipher, the terms of his employment agreement described below.

Randy Harp
     Mr. Harp was named Chief Financial Officer in March 1990 and served in that capacity until May 2000 and has served as Chief Operating Officer since March 1996. Mr. Harp is a Certified Public Accountant.

Kathleen S. Pinson
     Ms. Pinson was named our Controller in May 1989 and has been a Vice President of ours since June 1982. Ms. Pinson served on the Board of Directors from April 1990 until August 2002 when she resigned from the Board of Directors together with three other directors as part of a corporate governance initiative to have outside directors comprise the majority of the Board. Ms. Pinson has been employed by us since 1979 and currently serves as Vice President of Regulatory Compliance and Secretary. Ms. Pinson is a Certified Public Accountant.

Steve Williamson
     Mr. Williamson was named our Chief Financial Officer in May 2000. From April 1997 until his employment with us in March 2000, Mr. Williamson served as the Chief Financial Officer of Peripheral Enhancements, Inc., an electronic memory assembly company. Prior to April 1997, Mr. Williamson served as Director in Charge of Banking Practice for Horne & Company, a public accounting firm. Mr. Williamson is a Certified Public Accountant.

Significant Employee - Wilburn L. Smith
     Wilburn Smith has been active in our marketing division since 1980. He served as one of our directors from March 1993 to October 1995 and from April 1997 to December 2001, during which time he also served as our President. Mr. Smith currently serves as our National Marketing Director.


Executive Compensation

     The following table sets forth the compensation paid by us for services rendered during the years ended December 31, 2004, 2003 and 2002 to the chief executive officer and to each other person serving as one of our executive officers as of December 31, 2004 whose compensation exceeded $100,000 during 2004. Such individuals are referred to herein as the "named executive officers."

                           Summary Compensation Table

                                                                          Long Term
                                            Annual Compensation(1)      Compensation

                                                                         Securities
                                                                         Underlying          All Other
  Name and Principal Position      Year     Salary       Bonus (2)         Options        Compensation (3)
-------------------------------    ----     --------     ----------     -------------     ----------------
Harland C. Stonecipher.........    2004     $160,789     $2,057,049              -            $11,747
   Chairman of the Board, Chief    2003      157,755      1,984,918              -             12,490
   Executive Officer and           2002      160,789      2,011,785        100,000             11,404
   President

Randy Harp.....................    2004      225,000         45,356              -              5,233
   Chief Operating Officer         2003      229,327         11,835              -              5,200
                                   2002      233,654              -         50,000              8,800

Kathleen S. Pinson.............    2004      131,010         27,704              -              5,281
   VP of Regulatory Compliance     2003      139,422          6,575              -              5,200
   and Secretary                   2002      130,095              -          5,000              5,300

Steve Williamson...............    2004      124,615         24,237              -              5,746
   Chief Financial Officer         2003      126,923          6,312              -              3,640
                                   2002      120,384          5,414          5,000              3,774
----------------


(1) Annual compensation amounts include amounts deferred at the election of the named individuals pursuant to a non-qualified deferred compensation plan which we adopted in 2002.

(2) Bonus to Mr. Stonecipher consists of override commissions earned by Mr. Stonecipher pursuant to an override commission agreement with us of $240,000 during each of 2004, 2003 and 2002, and override commissions earned by Mr. Stonecipher with respect to commissions earned by PPL Agency, Inc., an affiliated insurance agency, of $55,479, $57,422 and $57,932 during 2004, 2003 and 2002, respectively. Effective August 2002 through December 31, 2002, and in lieu of other compensation, Mr. Stonecipher began receiving one-half of one percent of collected Membership fees. Effective January 1, 2003, this compensation arrangement was modified to require certain levels of Membership fees to be achieved. The 2002 bonus amount includes $1,033,340 of Fast Start bonuses and $680,513 of Membership fee bonuses. The 2004 and 2003 bonus amounts include $1,761,570 and $1,687,496, respectively, of Membership fee bonus. See "Executive Compensation and Other Information-Employment Contracts and Termination of Employment and Change-in-Control Arrangements" and "Certain Relationships and Related Transactions."

     Bonuses to Messrs. Harp and Williamson and Ms. Pinson during 2003 and 2004 consisted of bonus based upon growth in our Membership base. Bonus to Mr. Williamson during 2002 pertained to the completion of a transaction related to the sale of a subsidiary.

(3) All Other Compensation of Mr. Stonecipher includes $2,804, $3,130 and $4,972 for the years 2004, 2003 and 2002, respectively, relating to the time value of premiums paid pursuant to a certain split dollar life insurance agreement that provides for such premiums to be refunded to us upon Mr. Stonecipher's death, and also includes $8,943, $9,360 and $6,432 for the years 2004, 2003 and 2002, respectively, representing vested contributions by us to the Employee Stock Ownership and Thrift Plan and Trust (the "ESOP").

     All Other Compensation of Messrs. Harp and Williamson and Ms. Pinson consists of vested contributions by us to the ESOP.

Stock Options

     There were no grants of stock options during the year ended December 31, 2004 under our Stock Option Plan to any of the named executive officers. The following table shows information about options exercised during the year and outstanding at the end of the year.






                 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                            Number of Securities                 Value of
                                                           Underlying Unexercised        Unexercised In-the-Money
                                                                 Options at                     Options at
                                                             December 31, 2004            December 31, 2004 (1)

                              Shares
                             Acquired
                            on Exercise
                                             Value
                                           Realized
           Name                                         Exercisable   Unexercisable    Exercisable   Unexercisable
---------------------------- ----------    --------     -----------   -------------    -----------   -------------
Harland C. Stonecipher            -             -          300,000              -      $ 3,917,750     $        -
Randy Harp                        -             -          180,000         12,000        2,289,175        220,200
Kathleen S. Pinson                -             -           15,000              -          195,888              -
Steve Williamson                  -             -           31,000          4,000          291,350         73,400
----------------------------


(1)  Value  of  unexercised   in-the-money  options  at  December  31,  2004  is
     calculated based on the market price per share of Common Stock of $37.55 per share on December 31, 2004 less the option exercise price.

Employment  Contracts  and  Termination  of  Employment  and   Change-in-Control
Arrangements

     We have an employment agreement with Mr. Stonecipher that commenced in January 1993 which was scheduled to expire on June 30, 2003, but it has been automatically extended to June 30, 2005 and will be automatically extended for successive one-year periods unless either party elects to terminate at least 30 days prior to the expiration date. Under the terms of the employment agreement, Mr. Stonecipher is to receive compensation as determined by the Board of Directors but not less than $157,755 per year. In addition to his annual salary, Mr. Stonecipher also is entitled to receive a supplemental retirement benefit in the amount of $26,000 per year payable on the first day of the month following his termination of employment and annually thereafter until the earlier of his death or the date upon which ten such payments have been made. Mr. Stonecipher must meet certain minimal conditions subsequent to the termination of his employment in order to receive such payments. Our obligation for supplemental retirement benefits pursuant to the employment agreement is subject to the continuation of a certain split dollar life insurance agreement between us and Shirley A. Stonecipher, Mr. Stonecipher's wife, described below. If we terminate the employment agreement for any reason (other than Mr. Stonecipher's death) or Mr. Stonecipher terminates the agreement for certain specified events including a change of control of us (as defined in the agreement), we are required to pay Mr. Stonecipher a lump sum payment equal to the present value (using a 3% discount rate) of the remaining salary and retirement benefits throughout the term of the agreement.

     Pursuant to a separate agreement with us, Mr. Stonecipher is also entitled to an override commission, payable monthly, in an amount equal to $.025 per active Membership as compensation for his efforts in assisting in our growth and development of new production. The agreement provides that the amount of the commissions shall in no event exceed $20,000 per month. The payment of such commissions to Mr. Stonecipher continues during his lifetime and after his death to his designated beneficiaries and their successors. The agreement requires that Mr. Stonecipher devote reasonable efforts to the generation of new Membership sales for us. The amounts paid to Mr. Stonecipher under this agreement during the fiscal year ended December 31, 2004 are reflected in the summary compensation table set forth above. Mr. Stonecipher also receives a portion of the annualized commission revenue of PPL Agency, Inc., which is owned by Mr. Stonecipher as a nominee for us. See "Certain Relationships and Related Transactions." Such amounts paid to Mr. Stonecipher are also reflected in the summary compensation table set forth above.

     Commencing in January 1997, we implemented our "Fast Start to Success" program pursuant to which electing marketing associates may participate in sales training programs that we sponsor, including use of a video and other training aides developed by us. The cost to each marketing associate for participation in the program is typically $249, except for special promotions we implement from time to time. At the time, the Board of Directors approved a payment to Mr. Stonecipher of $10 for each marketing associate who participated in the program until August 2002 at which time this form of compensation ceased and was replaced by one-half of one percent (.5%) of Membership fees collected. For 2003 and 2004, payment of this 0.5% bonus was conditioned on our meeting certain Membership revenue thresholds. During these periods, Mr. Stonecipher received a monthly bonus equal to 0.25% of monthly Membership fees so long as the month's Membership fees were at least 85% of the Membership fees for the same month of the prior year and a quarterly bonus equal to 0.25% of the quarter's Membership fees, so long as the quarter's Membership fees were greater than the Membership fees for the comparable quarter of the prior year. Such amounts earned by Mr. Stonecipher are reflected in the summary compensation table set forth above. In 2005, these Membership fee bonuses will be reduced by $500,000 based in part on the fact that we now own two aircraft previously owned by Mr. Stonecipher. See "Certain Relationships and Related Party Transactions."

     In July 1984, we entered into a life insurance arrangement with Shirley A. Stonecipher, Mr. Stonecipher's wife, whereby we agreed to pay premiums on a life insurance policy covering Mr. Stonecipher. The face amount of the policy is $600,000 and Mrs. Stonecipher is the owner and beneficiary. Mrs. Stonecipher has an agreement with us whereby upon Mr. Stonecipher's death, the proceeds of the policy will be paid to us in an amount sufficient to reimburse premiums paid to date by us and any supplemental retirement payments made pursuant to his employment contract. This agreement is secured by a collateral assignment of the policy proceeds.

     In November 2002, we adopted a deferred compensation plan, which permits executive officers and key employees to defer receipt of a portion of their compensation. Deferred amounts accrue hypothetical returns based upon investment options selected by the participant. Deferred amounts are paid in cash based on the value of the investment option and are generally payable following termination of employment in a lump sum or in installments as elected by the participant, but the plan permits on demand distributions, which are subject to a 10% penalty, and provides for financial hardship distributions, distributions in the event of total disability or death and distributions upon a change in control. The plan also provides for a death benefit of $500,000 for each participant. Although the plan is unfunded and represents an unsecured liability of ours to the participants, during 2003, we purchased variable life insurance policies owned by us to insure the lives of the group of participants and to finance our obligations under the plan. As of December 31, 2004, we had deferred compensation liability of $1.9 million, $76,603, $28,372 and $19,826 for Mr. Stonecipher, Mr. Harp, Ms. Pinson and Mr. Williamson, respectively, included in our aggregate deferred compensation liability of $2.8 million. At December 31, 2004, the cash value of the underlying company-owned insurance policies was $2.4 million. Effective January 1, 2005 we amended the deferred compensation plan in order to comply with the new provisions of Section 409A of the Internal Revenue Code as amended by the American Jobs Creation Act of 2004, which establish new rules for deferred compensation plans in general. The amended plan authorizes participation by additional key employees, but does not materially change the benefits available under the existing plan to executive officers of the Company. As a part of the amended plan, the Company also will purchase new insurance policies on the lives of certain participants and change the third party administrator of the plan.


Board of Director Interlocks and Insider Participation in Executive Compensation Decisions

     During 2004, we had a compensation committee composed entirely of independent directors as required by the governance rules of the NYSE. During 2004 these were Messrs. Belsky, Hague (until his resignation from the Board on September 30, 2004) and Smith (beginning October 4, 2004). Members of our compensation committee have never been officers or employees of ours or any subsidiary. None of our executive officers serves on the compensation committee of any entity that has one or more of such entity's executive officers serving on our Board.

Report On Executive Compensation

     The compensation committee is responsible for establishing compensation of Harland C. Stonecipher, our Chairman, Chief Executive Officer and President and for overseeing the compensation of our executive officers to assure they are compensated effectively in a manner consistent with our overall objectives and to communicate our compensation policies and the reasoning behind such policies to shareholders. The compensation committee met twice and acted by unanimous consent once during 2004.

     The base salary of Mr. Stonecipher for 2004 was as provided in his employment agreement with us entered into in 1993. The principal terms of his employment agreement are described elsewhere herein. See "Executive Compensation and Other Information - Employment Contracts and Termination of Employment and Change-in-Control Arrangements." The level of base salary for Mr. Stonecipher in the employment agreement was determined through negotiations with Mr. Stonecipher at the time the employment agreement was entered into, and the base salaries of our other executive officers for 2004 were determined by Mr. Stonecipher based upon his assessment of the respective executive officer's performance and potential contribution to our financial and operational objectives.

     Pursuant to a separate agreement, Mr. Stonecipher receives a monthly override commission of $.025 per active Membership, subject to certain limitations, and a portion of the annualized commission revenue of PPL Agency, Inc., which is owned by Mr. Stonecipher as a nominee of ours. During 2004, Mr. Stonecipher earned $295,479 pursuant to these commission-based incentive compensation arrangements. These arrangements foster the goals of our compensation policies by linking a significant portion of the chief executive officer's annual compensation to the level of revenues derived from active Memberships, thereby creating strong financial incentives to the chief executive officer for the continued growth of our Membership base. During 2004, although new Membership sales decreased 7% to 624,525 compared to 671,857 during 2003, our active Memberships in force increased 2% to 1,451,700 at December 31, 2004 compared to 1,418,997 Memberships in force at December 31, 2003. Additionally, active "add-on" Identity Theft Shield Memberships increased 228% from 86,602 at December 31, 2003 to 283,889 at December 31, 2004 and the average annual Membership fee increased more than 4% to $274.02 at December 31, 2004 from $262.36 at December 31, 2003. Further, total Membership fees in 2004 were $355.5 million, up 7.6% compared to 2003. Over the last five years, our compounded growth rate of active Membership base has exceeded 15% per year and diluted earnings per share have grown from $.90 per share to $2.48 per share for 2004.

     During 1997, we implemented our "Fast Start to Success" program. The "Fast Start to Success" program is a field training program that we sponsor for our marketing associates that utilizes audio, video and other training aides developed by us and is designed to increase new Memberships sold and new sales associates recruited per participating associate. Participating associates are required to pay us a one-time training fee to offset our direct and indirect costs incurred in developing and maintaining the program. Mr. Stonecipher received a payment from us of $10 for each marketing associate who participated in the "Fast Start to Success" program through July 2002 and such payments totaled $1,033,340 during 2002. Mr. Stonecipher was instrumental in the conception and development of the program, which the Board believes has enhanced our marketing efforts and contributed to the growth of the Membership base. Beginning in August 2002 and in lieu of the $10 for each Fast Start participant, Mr. Stonecipher began receiving one-half of one percent (.5%) of Membership premiums collected. This change in Mr. Stonecipher's compensation was designed to more closely link his compensation with realized Membership revenues. Another change in this arrangement was made for 2003 and 2004 as described above to tie the compensation based on percentage of Membership fees to the achievement of specified thresholds of total Membership fees in 2003 and 2004 compared to Membership fees in the prior year. In 2005, these Membership fee bonuses will be reduced by $500,000 based in part on the fact that we now own two aircraft previously owned by Mr. Stonecipher. See "Certain Relationships and Related Party Transactions."

     We maintain a Stock Option Plan (the "Plan") pursuant to which the Board may grant options to purchase Common Stock to our directors and employees, including the executive officers. The exercise price of options granted under the Plan may not be less than the fair market value per share of Common Stock on the date of grant. The Board did not grant any options during 2003 or 2004 to our executive officers and does not currently expect to grant further options under the Plan.

     In 2002, we adopted a deferred compensation plan for our executive officers as described under "Executive Contracts and Termination of Employment and Change-in-Control Arrangements." This plan, which was amended effective January 1, 2005 as described above, is intended to supplement our existing tax-qualified retirement plans to provide the participants with improved long-term retirement security.

     Section 162(m) of the Internal Revenue Code provides that we may be limited in deducting annual compensation in excess of $1 million paid to certain executive officers. The Board of Directors has considered the effect of Section 162(m) on our compensation program. The deferred compensation plan was adopted in 2002 in part to be responsive to the limitations of Section 162, to permit the deferral of compensation that would not otherwise be deductible under
Section 162. In certain circumstances it may be in our best interests and its shareholders to retain the flexibility to pay compensation that may not be deductible under Section 162.

     The preceding report is presented by the members of the compensation committee.

     /s/ Martin H. Belsky                /s/ Thomas W. Smith
    ----------------------              ----------------------
       Martin H. Belsky                    Thomas W. Smith
      Committee Chairman                  Committee Member




Shareholder Return Performance Graph

     The following graph compares the cumulative total shareholder returns of our Common Stock during the five years ended December 31, 2004 with the cumulative total shareholder returns of the Russell 2000 Index and the Media General Personal Services industry index. The comparison assumes an investment of $100 on January 1, 2000 in each of our Common Stock, the Russell 2000 Index and Media General's Personal Services industry index and that any dividends were reinvested.





               Comparison of Cumulative Total Return of Our Stock,
                      Russell 2000 Index and Industry Index

                              (GRAPH APPEARS HERE)


                                           1999      2000      2001      2002      2003      2004
                                          ------    ------    ------    ------    ------    ------
Pre-Paid Legal Services, Inc.             100.00    106.25     91.25    109.17    108.83    158.59
Personal Services Index                   100.00     93.23    152.01    147.25    184.57    194.95
Russell 2000 Index                        100.00     95.68     96.66     75.80    110.19    129.47


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information concerning the beneficial ownership of our shares of Common Stock by each person (other than our directors and executive officers) known by us to be the beneficial owner of more than five percent of the issued and outstanding Common Stock. The information is based on Schedules 13D or 13G filed by the applicable beneficial owner with the Securities and Exchange Commission or other information provided to us the beneficial owner.

                 Security Ownership of Certain Beneficial Owners

                                                                           Beneficial Ownership
                                                                        --------------------------
                                                                          Number        Percent
                                                                           of              of
               Name and Address of Beneficial Owner                       Shares         Class
-----------------------------------------------------------------       --------------  ----------
Thomas W. Smith..................................................       3,928,288  (1)      25.3
Scott Vassalluzzo................................................       2,707,537  (1)      17.4
Idoya Partners...................................................       1,321,456  (1)       8.5
Prescott Associates..............................................       1,194,675  (1)       7.7
---------------------

(1) Included in the shares of Common Stock indicated as beneficially owned by Thomas W. Smith ("Smith") and Scott Vassalluzzo ("Vassalluzzo") are 2,687,437 shares as to which they have shared voting and shared dispositive power. In addition, Smith beneficially owns 1,240,851 shares of Common Stock as to which he has sole voting and dispositive power and Vassalluzzo beneficially owns 20,100 shares of Common Stock as to which he has sole voting and dispositive power. Of the shares indicated as beneficially owned by Smith and Vassalluzzo, 3,020,788 and 2,698,437 shares in the aggregate, respectively, are beneficially owned in their capacities as investment managers for certain managed accounts, which include the shares indicated as beneficially owned by Idoya Partners and Prescott Associates. The address of Smith, Vassalluzzo, Idoya and Prescott is 323 Railroad Avenue, Greenwich CT 06830.

     Under the provisions of the Oklahoma General Corporation Act relating to acquisitions of shares exceeding 20% of the outstanding voting shares of an Oklahoma public company, 6,150 shares beneficially owned by Mr. Smith may not be voted until and unless our disinterested shareholders approve voting rights for these shares as described in Proposal Four above. Since the voting rights pertaining to these shares have not been approved by our disinterested shareholders as required by these provisions, accordingly, these 6,150 shares will not be eligible to be voted at the annual meeting. Although Mr. Smith's percentage ownership exceeds 20% by more than this number of shares, his increase in ownership occurred by reason of our share repurchase program which does not result in a loss of voting rights.

     The following table sets forth certain information concerning the beneficial ownership of our shares of Common Stock as of April 1, 2005 by (a) each of our directors (b) each of the named executive officers, and (c) all of our directors and named executive officers as a group.

          Security Ownership of Directors and Named Executive Officers

                                                                               Beneficial Ownership (1)
                                                                             ------------------------------
                                                                                Number of        Percent of
               Name of Director or Named Executive Officer                       Shares             Class
               -------------------------------------------                   ---------------     ----------
Harland C. Stonecipher, One Pre-Paid Way, Ada, Oklahoma 74820..........      1,454,973   (2)         9.2
Randy Harp.............................................................        212,160   (3)         1.4
Kathleen S. Pinson.....................................................         79,874   (4)          *
Steve Williamson.......................................................         27,757   (5)          *
Peter K. Grunebaum.....................................................         36,000   (6)          *
John W. Hail...........................................................         40,579   (7)          *
Martin H. Belsky.......................................................         20,350   (8)          *
Thomas W. Smith........................................................      3,928,288   (9)        25.3
Orland G. Aldridge.....................................................              -               -
All directors and executive officers as a group (9 persons)............      5,799,981   (10)       35.9
--------------------

* Less than 1%.

(1) Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. The percentage of ownership for each person is calculated in accordance with rules of the Securities and Exchange Commission without regard to shares of Common Stock issuable upon exercise of outstanding stock options, except that any shares a person is deemed to own by having a right to acquire by exercise of an option are considered outstanding solely for purposes of calculating such person's percentage ownership.

(2) Included in the shares of Common Stock indicated as beneficially owned by Mr. Stonecipher are (i) 1,114,616 shares as to which he has shared voting and shared dispositive power with his wife; (ii) 20,357 shares owned under the ESOP as to which Mr. Stonecipher has sole voting power, but shared dispositive power; (iii) 300,000 shares issuable to Mr. Stonecipher upon exercise of outstanding options; and, (iv) 20,000 shares issuable upon exercise of outstanding options held by his wife earned during the time she was a member of the Board of Directors.

(3) Includes 18,110 shares owned under the ESOP as to which Mr. Harp has sole voting power, but shared dispositive power, and 168,000 shares issuable upon exercise of outstanding options.

(4) Includes 19,477 shares owned under the ESOP as to which Ms. Pinson has sole voting power, but shared dispositive power, and 15,000 shares issuable upon the exercise of outstanding options. Also, includes 3,735 shares owned under the ESOP by Ms. Pinson's husband, also one of our employees, as to which he has sole voting power, but shared dispositive power. Ms. Pinson disclaims beneficial ownership of shares that are owned by her husband.

(5) Includes 1,367 shares owned under the ESOP as to which Mr. Williamson has sole voting power, but shared dispositive power, 372 shares held in an individual retirement account and 26,000 shares issuable upon exercise of outstanding options.

(6)  Includes 26,000 shares issuable upon exercise of outstanding options.

(7) Includes 500 shares owned by a corporation that Mr. Hail controls and 40,000 shares issuable upon exercise of outstanding options.

(8)  Includes 20,000 shares issuable upon exercise of outstanding options.

(9)  See "Security Ownership of Certain Beneficial Owners" above.

(10) Includes 615,000 shares issuable upon exercise of outstanding options and 63,046 shares owned under the ESOP as to which the respective executive officers and directors have sole voting power, but shared dispositive power.


              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Our Chairman, Harland C. Stonecipher, is the owner of PPL Agency, Inc. ("Agency"). We have agreed to indemnify and hold harmless the Chairman for any personal losses incurred as a result of his ownership of this corporation and any income earned by Agency accrues to us. We provide management and administrative services for Agency, for which it receives specified management fees and expense reimbursements.

     Agency's financial position and results of operations are included in our financial statements on a combined basis. Agency earned commissions, net of amounts paid directly to its agents by the underwriter, during 2004 of $220,000 through its sales of insurance products of an unaffiliated company. Agency had net income of $127,000 for the year ended December 31, 2004 after incurring commissions earned by the Chairman of $55,000 and annual management fees paid to us of $36,000 for 2004.

     Mr. Stonecipher and his wife, Shirley A. Stonecipher, own Stonecipher Aviation LLC ("SA") and Mr. and Mrs. Stonecipher together with Wilburn L. Smith, our National Marketing Director, own S & S Aviation LLC ("S&SA"). We agreed to reimburse SA and S&SA for certain expenses pertaining to trips made by our personnel business purposes using aircraft owned by SA and S&SA. Such reimbursement represents the pro rata portion of direct operating expenses, such as fuel, maintenance, pilot fees and landing fees, incurred in connection with such aircraft based on the relative number of flights taken for business purposes versus the number of other flights during the applicable period. No reimbursement is made for depreciation, capital expenditures or improvements relating to such aircraft. During 2004, we paid $329,000 to SA and $561,000 to S&SA as reimbursement for such transportation expenses.

     On December 9, 2004, we entered into and consummated an agreement with SA to purchase a 1980 Beech King Air 200 airplane for a purchase price of $1,083,355. On the same date, we entered into and consummated an agreement to purchase a 1983 Mitsubishi MU-300 jet airplane owned by S&SA for a purchase price of $1,230,200. In connection with the purchase of this plane, we also agreed to pay the expenses associated with a pending avionics upgrade, inspection and maintenance of approximately $450,000. On the same date, we also purchased the leasehold interest in a hangar building located at the Ada Municipal airport which is used as the hangar facility for the two purchased planes for a purchase price of $465,000 and also purchased certain equipment and furniture used at the facility for a purchase price of $9,272. The hangar and related equipment was purchased from SA, which constructed the hangar and acquired the equipment at its expense. Under the terms of the lease, which we assumed, which expires in 2027, we are obligated to pay annual rental of $10 per year. The purchase prices were paid in cash from our existing cash resources. The Audit Committee of the Board of Directors and the full Board, with Mr. Stonecipher abstaining, approved all of the transactions. The prices for each of the planes and hangar were determined by independent appraisals and the related equipment and furniture was purchased for book value, which approximates fair market value. The Board determined that it was appropriate for us to acquire ownership of the airplanes and hangar in light of the fact that the planes are used almost exclusively in furtherance of our business.

     John W. Hail, one of our directors, served as our Executive Vice President, Director and Agency Director from July 1986 through May 1988 and also served as Chairman of the Board of Directors of TVC Marketing, Inc., which was our exclusive marketing agent from April 1984 through September 1985. Pursuant to agreements between Mr. Hail and us entered into during the period in which Mr. Hail was one of our executive officers, Mr. Hail receives override commissions from renewals of certain Memberships initially sold by us during such period. During 2004, 2003 and 2002, such override commissions on renewals totaled $79,000, $81,000 and $87,000, respectively. Mr. Hail also owns interests ranging from 12% to 100% in corporations not currently affiliated with us, including TVC Marketing, Inc., but which were engaged in the marketing of our legal service Memberships and which earn renewal commissions from Memberships previously sold. These entities earned renewal commissions of $557,000, $552,000 and $526,000 during 2004, 2003 and 2002, respectively, of which $322,000, $300,000 and
$266,000, respectively, was passed through as commissions to their sales agents.

     Our new office building contains two apartments, one for use by certain of our visitors and one for use by our Chairman and Chief Executive Officer, Harland C. Stonecipher and his wife, for his convenience as well as to entertain visitors using the visitor apartment. The full Board of Directors, with Mr.
Stonecipher abstaining, has approved the arrangements for the use of this apartment which require Mr. Stonecipher to pay rent to us at a rate of $1,000 per month, which exceeds the estimated fair market rental value based on an outside appraisal.

                COMPLIANCE WITH SECTION 16 REPORTING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than 10% of our Common Stock to file reports of ownership and changes in ownership of our Common Stock with the Securities and Exchange Commission. We are required to disclose delinquent filings of reports by such persons during 2004. Based on a review of the copies of such reports and amendments thereto received by us, or written representations that no filings were required, we believe that during 2004 all
Section 16(a) filing requirements applicable to its executive officers, directors and 10% shareholders were met except as described below.

     A Form 4 for February 2004 for Ms. Pinson, one of our named executive officers relating to one transaction pertaining to 55 shares of stock issued to her husband by an independent association was inadvertently filed late due to an administrative error by Ms. Pinson.

                                     VOTING

     Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting. Except for the proposals described in this Proxy Statement for which a specific vote is required, all other matters properly brought before the Annual Meeting will be decided by a majority of the votes cast on the matter, unless otherwise required by law.

     Shares represented by proxies which are marked "withhold authority" with respect to the election of any one or more nominees for election as directors will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Because directors are elected by a plurality rather than a majority of the shares present in person or represented by proxy at the Annual Meeting, proxies marked "withhold authority" with respect to any one or more nominee will not affect the outcome of the nominee's election unless the nominee receives no affirmative votes or unless other candidates are nominated for election as directors.

     Shares represented by limited proxies will be treated as represented at the meeting only as to such matter or matters for which authority is granted in the limited proxy. Shares represented by proxies returned by brokers where the brokers' discretionary authority is limited by stock exchange rules will be treated as represented at the Annual Meeting only as to such matter or matters voted on in the proxies. If proxies returned by brokers are not voted as to any of Proposals Three, Four or Five, they will be equivalent to a vote against those proposals because they require a specified percentage of the shares of Common Stock outstanding for approval.


                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Grant Thornton served as our Company's independent registered public accounting firm for the year ended December 31, 2004. Representatives of Grant Thornton are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.


                          ANNUAL REPORT TO SHAREHOLDERS

     Our Annual Report to Shareholders for the year ended December 31, 2004, including audited financial statements, accompanies this Proxy Statement. The Annual Report is not incorporated by reference into this Proxy Statement or deemed to be a part of the materials for the solicitation of proxies.


                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     A copy of our Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission is available without charge to any of our shareholders who request a copy in writing from us, Attn.:
Janice Stinson, Investor Relations, One Pre-Paid Way, Ada, Oklahoma 74820.


                    PROPOSALS OF SHAREHOLDERS AND NOMINATIONS

     The Board of Directors will consider properly presented proposals of shareholders intended to be presented for action at the Annual Meeting of Shareholders. Such proposals must comply with the applicable requirements of the Securities and Exchange Commission and our bylaws. Under our bylaws, a notice of intent of a shareholder to bring any matter before a meeting shall be made in writing and received by our Secretary not more than 150 days and not less than 90 days in advance of the annual meeting or, in the event of a special meeting of shareholders, such notice shall be received by our Secretary not later than the close of the fifteenth day following the day on which notice of the meeting is first mailed to shareholders. Every such notice by a shareholder shall set forth: (a) the name and address of the shareholder who intends to bring up any matter; (b) a representation that the shareholder is a registered holder of our voting stock and intends to appear in person or by proxy at the meeting to bring up the matter specified in the notice; (c) with respect to notice of an intent to make a nomination, a description of all understandings among the shareholder and each nominee and any other person (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder and such other information regarding each nominee proposed by the shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by our Board of Directors; and (d) with respect to notice of an intent to bring up any other matter, a description of the matter, and any material interest of the shareholder in the matter. Notice of intent to make a nomination shall be accompanied by the written consent of each nominee to serve as one of our directors, if elected. All shareholder proposals should be sent to our Secretary at One Pre-Paid Way, Ada, Oklahoma 74820.

     A  shareholder   proposal  submitted  pursuant  to  Rule  14a-8  under  the
Securities Exchange Act of 1934 and intended to be included in our proxy statement relating to the 2006 Annual Meeting must be received no later than January 23, 2006. To be considered for presentation at the 2006 Annual Meeting, although not included in the Proxy Statement for such meeting, a proposal must be received within the time period set forth in our bylaws as described above. In addition, the proxy solicited by the Board of Directors for the 2006 Annual Meeting will confer discretionary authority to vote on any such shareholder proposal presented at the 2006 Annual Meeting unless we are provided with notice of such proposal no later than ninety days prior to the date of the 2006 annual meeting.

     The nominating committee has a charter which is posted on our website at www.prepaidlegal.com. The nominating committee has not adopted a separate policy relating to nomination of directors by shareholders because the procedure for nomination is governed by our bylaws described above. The criteria for nomination of directors are set forth in the nominating committee charter and the charter does not address specific minimum qualifications or skills that a nominee or board member must have. The process used by the nominating committee for identifying and evaluating nominees for our board consists of reviewing qualifications of candidates suggested by management, other board members or shareholders, including personal interviews of the candidate. The specific requirements for nominees from shareholders provided by our bylaws described above are required to be followed. We have not previously received nominees from shareholders and, accordingly, are unable to determine whether the process for evaluation of shareholder nominees differs from the process for evaluation of other nominees.


                                  OTHER MATTERS

     Our Board of Directors does not know of any other matters to be presented for action at the Annual Meeting other than those listed in the Notice of Meeting and referred to herein. If any other matters properly come before the Annual Meeting or any adjournment thereof, it is intended that the proxy solicited hereby be voted as to any such matter in accordance with the recommendations of our Board of Directors.





                                    ANNEX ONE

                    PROPOSED FORM OF CERTIFICATE OF AMENDMENT
                    OF RESTATED CERTIFICATE OF INCORPORATION
                           TO EFFECT THE REVERSE SPLIT

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          PRE-PAID LEGAL SERVICES, INC.

Pre-Paid Legal Services, Inc., a corporation organized and existing under the Oklahoma General Corporation Act (the "Corporation"), does hereby certify as follows:

1. The amendment set forth below to the Corporation's Amended & Restated Certificate of Incorporation (the "Certificate"), was duly adopted in accordance with the provisions of Section 1077 of the Oklahoma General Corporation Act.

2. The following amendment (the "Reverse Split Amendment") shall take effect at 5:00 P.M., Central Time, on the date of the filing of this Certificate of Amendment:

The following new subsection (a) is added to Division C of Article FOURTH of the
Certificate:

(a) Reverse Stock Split of Common Stock.

Immediately upon the effectiveness of this amendment to the Certificate (the "Reverse Split Effective Time"), each one hundred (100) shares of the Common Stock of the Corporation that are issued and outstanding immediately prior to the Reverse Split Effective Time shall automatically, without further action on the part of the Corporation or any holder of Common Stock and without requiring the surrender of certificates representing Common Stock, be combined, converted, reclassified and changed into (the "Reverse Split") one (1) fully paid and nonassessable share of Common Stock, except that holders of Common Stock who otherwise would be entitled to receive only a fractional interest in less than one share of Common Stock (an "Unattached Fractional Interest") as a result of the Reverse Split shall be entitled to receive, in lieu of such Unattached Fractional Interest, a cash payment in an amount equal to the product calculated by multiplying one hundred (100) times the fair value ("Fair Value") of one (1) share of Common Stock immediately prior to the Reverse Split Effective Time by the decimal equivalent of such Unattached Fractional Interest. As of the Reverse Split Effective Time, no such Unattached Fractional Interest held by such a holder shall be issued or outstanding. The Fair Value shall be equal to the average of the last sale prices of the Corporation's Common Stock on the New York Stock Exchange ("NYSE") for the ten (10) consecutive trading days ending on the day before the Effective Time.

ATTEST:                            PRE-PAID LEGAL SERVICES, INC.,
                                   an Oklahoma Corporation:



---------------------------        ---------------------------------------------
Kathy Pinson, Secretary            By:  Harland C. Stonecipher, Chairman & Chief
                                   Executive Officer







                              ANNEX ONE, continued

                    PROPOSED FORM OF CERTIFICATE OF AMENDMENT
                    OF RESTATED CERTIFICATE OF INCORPORATION
                           TO EFFECT THE FORWARD SPLIT

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          PRE-PAID LEGAL SERVICES, INC.

Pre-Paid Legal Services, Inc., a corporation organized and existing under the General Corporation Act (the Corporation"), does hereby certify as follows:

1. The amendment set forth below to the Corporation's Restated Certificate of Incorporation (the "Certificate"), was duly adopted in accordance with the provisions of Section 1007 of the Oklahoma General Corporation Act.

2. The following amendment (the "Forward Split Amendment") shall take effect at 5:01 P.M., Central Time, on the date of the filing of this Certificate of Amendment:

The following new subsection (b) is added to Division C of Article FOURTH of the Certificate immediately following subsection (a) thereof entitled "Reverse Stock Split of Common Stock" (which subsection (a) provided for the "Reverse Split Amendment" to the Certificate):

     (b)  Forward Stock Split of Common Stock.

Immediately upon the effectiveness of this amendment to the Certificate (the "Forward Split Effective Time"), each share of the Common Stock of the Corporation that is issued and outstanding immediately prior to the Forward Split Effective Time (which shall not include any fractional interest in less than one share of Common Stock (an "Unattached Fractional Interest") held by a holder of Common Stock who is entitled to receive a cash payment in lieu of such Unattached Fractional Interest pursuant to the terms of the Reverse Split
Amendment) shall automatically, without further action on the part of the Corporation or any holder of Common Stock and without requiring the surrender of certificates representing Common Stock, be subdivided into (the "Forward Stock Split") one hundred (100) fully paid and nonassessable shares of Common Stock.

ATTEST:                            PRE-PAID LEGAL SERVICES, INC.,
                                   an Oklahoma Corporation:



---------------------------        ---------------------------------------------
Kathy Pinson, Secretary            By:  Harland C. Stonecipher, Chairman & Chief
                                   Executive OfficerATTEST:






                                    ANNEX TWO

                                 THOMAS W. SMITH
                               323 RAILROAD AVENUE
                          GREENWICH, CONNECTICUT 06830


                                  February 25, 2005

Pre-Paid Legal Services, Inc.
One Pre-Paid Way
P. O. Box 145 Ada, Oklahoma 74820

         Re: Acquiring Persons Statement Pursuant to Section 1150 of the Oklahoma General Corporation Act

Gentlemen:

         This letter shall be the acquiring person's statement required by
Section 1150 of the Oklahoma General Corporation Act ("OGCA"). Pursuant to such Section you are hereby advised as follows:

1.   The  identity  of the  acquiring  person  is Thomas  W.  Smith  ("Acquiring
     Person").

2. This statement is given pursuant to Sections 1145 through 1155 of the OGCA, hereinafter referred to as "Control Share Provisions".

3. As of December 31, 2004, the number of shares of common stock of Pre-Paid Legal Services, Inc. ("Company") beneficially owned, directly or indirectly, by the Acquiring Person was 3,928,288. These shares were acquired by the Acquiring Person at various times and at various prices all of which have been previously disclosed in Schedules 13G or 13D and Amendments thereto as previously filed with the United States Securities and Exchange Commission and provided to the Company.

4. Because of various uncertainties associated with the interpretation of the Control Share Provisions, the number of shares of common stock the Company which would have voting power except for the provisions of Section 1149 of the Control Share Provisions (the "Control Shares") range from 6,150 (if only the Acquiring Person's shares are included) to 26,250 shares (if
     Acquiring Person's shares are combined with shares owned by person affiliated or associated with Acquiring Person who have jointly filed Schedules 13G or 13D with Acquiring Person (collectively, the "Smith
     Group")). If the Acquiring Person is considered an "affiliate" as defined under the Control Share Provisions, the number of Control Shares could be 825,789 shares which represent the number of shares owned by the Smith Group in excess of 20% of the outstanding common stock as of December 31, 2004. The Acquiring Person does not concede or admit that the Smith Group is a group or that he is an affiliate for purposes of the Control Share Provisions.

5. The Acquiring Person requests that the Company propose a resolution at the 2005 annual meeting for the shareholders to approve voting rights to the Control Shares owned by both the Acquiring Person and the Smith Group within a range of one-fifth or more up to, but less than, a majority of all voting power. A form of resolution to be considered by the shareholders is attached as Exhibit A.

6. As noted above, certain acquisitions of Control Shares have already been made by the Acquiring Person and the Smith Group. The Acquiring Person and the Smith Group may make additional acquisitions of Control Shares either by acquisitions of additional shares of Company common stock in the open market or by reason of future increases in voting power resulting from stock repurchases or other actions taken by the Company. To the extent any future acquisitions are made by the Acquiring Person or the Smith Group, Acquiring Person represents that he or they will at the time any such acquisition is made have the financial capacity to do so. Any future actions by the Company that result in an increase in voting power will be based on the Company's financial capacity at the time. The Acquiring Person represents that any proposed future Control Share acquisitions, if consummated, will not be contrary to law.


                                          Very truly yours,


                                          /s/ Thomas W. Smith
                                          -----------------------------------
                                          Thomas W. Smith, individually
                                          and on behalf of the Smith Group


TWS:law





                               PROPOSED RESOLUTION
                              FOR THE SHAREHOLDERS
                                       OF
                          PRE-PAID LEGAL SERVICES, INC.
                     RELATING TO SMITH GROUP CONTROL SHARES

     WHEREAS, Thomas W. Smith, either individually or together with other persons affiliated or associated with him who currently file or may in the future file joint Schedules 13G or 13D (collectively, the "Smith Group") have acquired or may in the future acquire "control shares" as defined in the control share provisions of Sections 1145 through 1155 of the Oklahoma General Corporation Act ("Control Share Provisions"); and

     WHEREAS, the Smith Group has provided a statement as required by the Control Share Provisions and has requested that its control share acquisition and possible future acquisitions be presented to the next annual meeting of shareholders which includes a proposal for shareholders to approve voting power for the Control Shares of the Smith Group within one-fifth or more but less than a majority of all voting power; and

     WHEREAS, under the Control Share Provisions such proposal is required to be submitted to the shareholders and the Board of Directors has recommended that the shareholders approve such proposal.

     RESOLVED, that any control shares now owned or in the future acquired by the Smith Group within the range of one-fifth or more but less than a majority of all "voting power" (as defined in the Control Share Provisions) is approved.






                           PRELIMINARY PROXY MATERIAL
                             YOUR VOTE IS IMPORTANT!
You can vote one of three ways:
1.   Vote by Telephone.
2.   Vote by Internet.
3.   Vote by Mail.

VOTE BY TELEPHONE
Your Telephone vote is quick, easy and immediate.  Just follow these easy steps:
1.   Read the accompanying Proxy Statement.
2. Using a Touch-Tone Telephone, call Toll Free 1-800-758-6973 and follow the instructions.
3. When instructed, enter the Control Number, which is printed on the bottom of the back-side of your proxy card. 4. Follow the simple recorded instructions.
Please note that all votes cast by Telephone must be made prior to 5:00 p.m. Central Time, May 19, 2005.

Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated, and returned the proxy card.

       If you vote by telephone, please do not return your proxy by mail.

                                VOTE BY INTERNET
Your Internet vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:
1.   Read the accompanying Proxy Statement.
2. Visit our Internet voting site at http://www.eproxyvote.com/ppd and follow the instructions on the screen.
Please note that all votes cast by Internet must be submitted prior to 5:00 p.m. Central Time, May 19, 2005.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

     If you vote by Internet, please do not return your proxy card by mail.

                                  VOTE BY MAIL
To vote by mail, read the accompanying Proxy Statement then complete, sign and date the proxy card below. Detach the card and return it in the envelope provided herein.

  IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, DETACH PROXY CARD AND RETURN.







                                      PROXY

                          PRE-PAID LEGAL SERVICES, INC.
               Proxy Solicited on Behalf of the Board of Directors
      Annual Meeting of the Shareholders to be held on Monday, May 23, 2005

     The undersigned shareholder of Pre-Paid Legal Services, Inc., an Oklahoma corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 11, 2005, and hereby appoints Randy Harp and Kathleen S. Pinson, or either of them, as proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at our 2005 Annual Meeting of Shareholders, to be held in the Liberty Auditorium at our corporate offices located at One Pre-Paid Way in Ada, Oklahoma, on Monday, May 23, 2005, at 1:00 p.m., local time, and at any adjournment thereof, and to vote all shares of our Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

     (1)  Election of directors:

          ____ FOR all nominees listed below (except as indicated).
          ____ WITHHOLD AUTHORITY to vote for all nominees listed below.

     If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.

               Martin H. Belsky          Harland C. Stonecipher

     (2) Ratify the selection of Grant Thornton LLP as our independent registered public accounting firm.

               FOR______                 AGAINST______

     (3) The proposed amendment of our Restated Certificate of Incorporation to effect a reverse stock split immediately followed by a forward stock split of all of our shares of Common Stock.

               FOR______                 AGAINST______

     (4) Approve voting rights for control shares owned, or to be acquired, directly or indirectly, by Thomas W. Smith and certain of his associates.

               FOR______                 AGAINST______

     (5) The proposed amendment of our Restated Certificate of Incorporation to eliminate certain anti-takeover provisions by repealing the current Article EIGHTH which requires the affirmative vote of 80% of the voting power of the outstanding voting stock for certain transactions.

               FOR______                 AGAINST______


     (6) In their discretion, upon such matters as may properly come before the meeting or any adjournment or adjournments thereof.


  PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.





THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE NOMINEES LISTED IN ITEM 1 AND "FOR" THE PROPOSALS IN ITEMS 2 THROUGH 5. IF ANY OTHER MATTERS ARE BROUGHT BEFORE THE MEETING OR IF THE NOMINEES FOR ELECTION AS DIRECTORS NAMED IN THE PROXY STATEMENT FOR ELECTION AS DIRECTORS ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEES AS THE BOARD MAY RECOMMEND.

                     DATED:_______________________________________________, 2005

                     ___________________________________________________________
                     Printed Name(s) of Shareholder(s)

                     Signature(s)_______________________________________________

                     ___________________________________________________________

                    (Please sign exactly as name appears on the proxy card. If shares are held jointly, only one holder is required to sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, limited liability company or other entity, please sign in the name of the entity by an authorized person.)







          APPENDIX TO PROXY STATEMENT OF PRE-PAID LEGAL SERVICES, INC.
               CONTAINING SUPPLEMENTAL INFORMATION REQUIRED TO BE
               PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION

     The following is information required to be provided to the Securities and Exchange Commission in connection with our Preliminary Proxy Materials in connection with our 2005 Annual Meeting of Shareholders. This information is not deemed to be a part of the Proxy Statement and will not be provided to shareholders in connection with the Proxy Statement.

     1. We plan to mail the definitive Proxy Materials to our shareholders on or about April 11, 2005.